SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ⌧

Filed by a Party other than the Registrant ☐

Check the appropriate box:

⌧	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

ClearSign Technologies Corporation

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

⌧	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION DATED MAY 29, 2025

ClearSign Technologies Corporation

8023 E. 63rd Place, Suite 101

Tulsa, Oklahoma 74133

Dear Stockholder:

You are invited to attend the 2025 annual meeting of stockholders (the “Annual Meeting”) of ClearSign Technologies Corporation (the “Company,” “we,” “us” or “our”) on July 25, 2025 at 1:00 p.m. Central Daylight Standard Time. The Annual Meeting will be completely virtual conducted live via the Internet. You will be able to attend the Annual Meeting online and submit your questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/CLIR2025.

At this year’s meeting, you will be asked to vote on: (1) the election of six members of our board of directors to serve until the next annual meeting of stockholders or until their respective successors have been elected and qualified; (2) the approval, on an advisory basis, of the appointment of BPM CPA LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025; and (3) the approval, on an advisory basis, of the compensation paid to our named executive officers.

Our board of directors (the “Board”) has fixed the close of business on May 29, 2025 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment and postponements thereof (the “Record Date”).

Please use this opportunity to take part in the affairs of the Company by voting on the business to come before this meeting. If you are a record holder of the Company’s common stock on the Record Date, you are eligible to vote with respect to these matters either electronically, at the meeting, or by proxy. It is important that your shares be voted, whether or not you plan to attend the meeting, to ensure the presence of a quorum. We urge you to authorize your proxy in advance by following the instructions printed on it. Returning the proxy does not deprive you of your right to attend the virtual meeting and vote your shares.

Sincerely,

Colin James Deller, Chief Executive Officer

Tulsa, Oklahoma
, 2025

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON JULY 25, 2025; THIS PROXY STATEMENT AND THE 2024 ANNUAL REPORT ON FORM 10-K ARE AVAILABLE AT WWW.PROXYVOTE.COM

PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION DATED MAY 29, 2025

ClearSign Technologies Corporation

8023 E. 63rd Place Suite 101

Tulsa, Oklahoma 74133

Notice of 2025 Annual Meeting of Stockholders

to be held July 25, 2025

To the Stockholders of ClearSign Technologies Corporation:

The 2025 annual meeting of stockholders (the “Annual Meeting”) will be held at 1:00 p.m. Central Daylight Standard Time on July 25, 2025. The Annual Meeting will be a virtual meeting of stockholders conducted live via the Internet. You will be able to attend the Annual Meeting online by visiting www.virtualshareholdermeeting.com/CLIR2025. During the Annual Meeting, stockholders will be asked to vote either directly or by proxy on the following matters discussed herein:

(1)	the election of six members to our board of directors to serve until the next annual meeting of stockholders or until their respective successors have been elected and qualified;

(2)	the approval, on an advisory basis, of the appointment of BPM CPA LLP as our independent registered public accounting firm for the year ending December 31, 2025; and

(3)	the approval, on an advisory basis, of the compensation paid to our named executive officers;

If you are a stockholder of record as of May 29, 2025, you may vote at the Annual Meeting as further described in the accompanying proxy statement. The Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”), proxy statement and form of proxy are being distributed and made available on the Internet on or about , 2025.

Your vote will be especially important this year. Jeffrey Feinglas submitted documents to the Company purporting to provide qualifying and timely notice (the “Purported Feinglas Notice”) of an intent to nominate two director candidates (the “Purported Feinglas Nominees”) for election to the Board at the Annual Meeting. The Company has informed Mr. Feinglas that the Purported Feinglas Notice is invalid due to its failure to comply with the Company’s Bylaws (the “Bylaws”) as a result of material omissions and other material deficiencies.

Accordingly, any director nominations made by Mr. Feinglas will be disregarded, and no proxies voted in favor of the Purported Feinglas Nominees will be recognized or tabulated at the Annual Meeting. As the Purported Feinglas Notice will not be recognized as valid under Delaware law, unless otherwise so determined by a court, the Company will not include the names of the Purported Feinglas Nominees on a “universal proxy card.”

However, if litigation occurs and the result of such litigation is that the Purported Feinglas Notice is deemed valid and a court of competent jurisdiction determines that Mr. Feinglas complied with the Bylaws and with Rule 14a-19 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), then the Company would amend the proxy statement and the accompanying WHITE proxy card to reflect that development to comply with the applicable aspects of Schedule 14A and Rule 14a-19 of the Exchange Act. Further, in such scenario, the Company would include the names of the Purported Feinglas Nominees on a “universal proxy card” and mail a revised proxy statement and such universal proxy card to stockholders.

In addition, in the above scenario, no proxies or votes received on the Company’s previously circulated proxy card would be recognized or tabulated at the Annual Meeting. These proxies would be disregarded. Accordingly, if you vote on the Company’s WHITE proxy card accompanying the proxy statement and the Purported Feinglas Notice is subsequently deemed valid and Mr. Feinglas is found to have subsequently complied with Rule 14a-19 of the Exchange

Act, then your votes would not be recognized or tabulated and you would have to vote again for your vote to be counted. In such scenario, the Company would potentially need to delay the Annual Meeting to allow time for stockholders to receive and consider the new proxy materials. However, there is currently no litigation pending related to the Purported Feinglas Notice or any circumstances related to the Purported Feinglas Notice.

Despite the Board’s determination that the Purported Feinglas Notice is invalid, you might receive solicitation materials from Mr. Feinglas, including proxy statements and proxy cards.  WE URGE YOU TO VOTE ONLY ON THE WHITE PROXY CARD FOR THE BOARD’S PROPOSED DIRECTOR NOMINEES, TO DISREGARD ANY MATERIALS SENT TO YOU BY, OR ON BEHALF OF, MR. FEINGLAS, AND TO NOT SIGN, RETURN OR VOTE ANY PROXY CARD SENT TO YOU BY, OR ON BEHALF OF, MR. FEINGLAS.  We are not responsible for the accuracy of any information provided by or relating to Mr. Feinglas or the Purported Feinglas Nominees contained in any proxy solicitation materials filed or disseminated by, or on behalf of, Mr. Feinglas or any other statements that Mr. Feinglas or his respective representatives have made or may otherwise make.

The Board recommends that you vote “FOR” the Board’s proposed director nominees — Judith S. Schrecker, Catharine M. de Lacy, G. Todd Silva, Colin James Deller, Anthony DiGiandomenico and Louis J. Basenese.

Dated: , 2025

By order of the Board of Directors

Brent Hinds
Chief Financial Officer

Whether or not you expect to attend the Annual Meeting, please vote at your earliest convenience by following the instructions in the Notice of Internet Availability or the WHITE proxy card you received in the mail.

PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION DATED MAY 29, 2025

ClearSign Technologies Corporation

8023 E. 63rd Place, Suite 101

Tulsa, OK 74133

PROXY STATEMENT

FOR 2025 ANNUAL MEETING OF STOCKHOLDERS

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON JULY 25, 2025

The proxy statement and annual report on Form 10-K for the year ended December 31, 2024 are available at www.proxyvote.com.

In accordance with U.S. Securities and Exchange Commission (the “SEC”) rules, we are providing access to our proxy materials in connection with the solicitation of proxies by our board of directors (“Board”) for our virtual 2025 annual meeting of stockholders (the “Annual Meeting”) to be held on July 25, 2025, at 1:00 p.m. Central Daylight Standard Time over the Internet to our stockholders rather than in paper form, which reduces the environmental impact of the Annual Meeting and our costs.

Accordingly, if you are a stockholder of record, a one-page Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) has been mailed to you on or about , 2025. Stockholders of record may access the proxy materials on the website listed above or request a printed set of the proxy materials be sent to them by following the instructions in the Notice of Internet Availability. The Notice of Internet Availability also explains how you may request that we send future proxy materials to you by e-mail or in printed form by mail. If you choose the e-mail option, you will receive an e-mail next year with links to those materials and to the proxy voting site. We encourage you to choose this e-mail option, which will allow us to provide you with the information you need in a timely manner, will save us the cost of printing and mailing documents to you and will conserve natural resources. Your election to receive proxy materials by e-mail or in printed form by mail will remain in effect until you terminate it.

If you are a beneficial owner, you will not receive a Notice of Internet Availability directly from us, but your broker, bank or other nominee will forward you a notice with instructions on accessing our proxy materials and directing that organization how to vote your shares, as well as other options that may be available to you for receiving our proxy materials.

The Board encourages you to read this document thoroughly and to take this opportunity to vote on the matters to be decided at the Annual Meeting. You will be able to attend the Annual Meeting online. To participate in the Annual Meeting, visit www.virtualshareholdermeeting.com/CLIR2025 and enter the 16-digit control number included on your Notice of Internet Availability, WHITE proxy card, or voting instruction form. You may begin to log into the meeting platform beginning at 12:45 p.m. Central Daylight Standard Time on July 25, 2025.

Stockholders will also have the opportunity to submit questions during the Annual Meeting through www.virtualshareholdermeeting.com/CLIR2025. A technical support telephone number will be posted on the login page of www.virtualshareholdermeeting.com/CLIR2025 you can call if you encounter any difficulties accessing the virtual meeting during the meeting.

IMPORTANT NOTICE

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, WE REQUEST THAT YOU VOTE BY TELEPHONE, OVER THE INTERNET OR BY MARKING, DATING, AND SIGNING THE ENCLOSED WHITE PROXY CARD AND RETURNING IT AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE. SIGNING AND RETURNING A PROXY WILL NOT PREVENT YOU FROM VOTING AT THE MEETING.

RECENT DEVELOPMENTS

Your vote will be especially important this year. Jeffrey Feinglas submitted documents to the Company purporting to provide qualifying and timely notice (the “Purported Feinglas Notice”) of an intent to nominate two director candidates (the “Purported Feinglas Nominees”) for election to the Board at the Annual Meeting. The Company has informed Mr. Feinglas that the Purported Feinglas Notice is invalid due to its failure to comply with the Bylaws as a result of material omissions and other material deficiencies.

Accordingly, any director nominations made by Mr. Feinglas will be disregarded, and no proxies voted in favor of the Purported Feinglas Nominees will be recognized or tabulated at the Annual Meeting. As the Purported Feinglas Notice will not be recognized as valid under Delaware law, unless otherwise so determined by a court, the Company will not include the names of the Purported Feinglas Nominees on a “universal proxy card.”

However, if litigation occurs and the result of such litigation is that the Purported Feinglas Notice is deemed valid and a court of competent jurisdiction determines that Mr. Feinglas complied with the Bylaws and with Rule 14a-19 of the Exchange Act, then the Company would amend the proxy statement and the accompanying WHITE proxy card to reflect that development to comply with the applicable aspects of Schedule 14A and Rule 14a-19 of the Exchange Act. Further, in such scenario, the Company would include the names of the Purported Feinglas Nominees on a “universal proxy card” and mail a revised proxy statement and such universal proxy card to stockholders.

In addition, in the above scenario, no proxies or votes received on the Company’s previously circulated proxy card would be recognized or tabulated at the Annual Meeting. These proxies would be disregarded. Accordingly, if you vote on the Company’s WHITE proxy card accompanying the proxy statement and the Purported Feinglas Notice is subsequently deemed valid and Mr. Feinglas is found to have subsequently complied with Rule 14a-19 of the Exchange Act, then your votes would not be recognized or tabulated and you would have to vote again for your vote to be counted. In such scenario, the Company would potentially need to delay the Annual Meeting to allow time for stockholders to receive and consider the new proxy materials. However, there is currently no litigation pending related to the Purported Feinglas Notice or any circumstances related to the Purported Feinglas Notice.

Despite the Board’s determination that the Purported Feinglas Notice is invalid, you might receive solicitation materials from Mr. Feinglas, including proxy statements and proxy cards.  WE URGE YOU TO VOTE ONLY ON THE WHITE PROXY CARD FOR THE BOARD’S PROPOSED DIRECTOR NOMINEES, TO DISREGARD ANY MATERIALS SENT TO YOU BY, OR ON BEHALF OF, MR. FEINGLAS, AND TO NOT SIGN, RETURN OR VOTE ANY PROXY CARD SENT TO YOU BY, OR ON BEHALF OF, MR. FEINGLAS.  We are not responsible for the accuracy of any information provided by or relating to Mr. Feinglas or the Purported Feinglas Nominees contained in any proxy solicitation materials filed or disseminated by, or on behalf of, Mr. Feinglas or any other statements that Mr. Feinglas or his respective representatives have made or may otherwise make.

 The Board recommends that you vote “FOR” the Board’s proposed director nominees — Judith S. Schrecker, Catharine M. de Lacy, G. Todd Silva, Colin James Deller, Anthony DiGiandomenico and Louis J. Basenese.

THANK YOU FOR ACTING PROMPTLY

ABOUT THE MEETING: QUESTIONS AND ANSWERS

What am I voting on?

At this year’s meeting, you will be asked to vote on:

(1)	the election of six directors to serve until the election and qualification of their successors;
(2)	the approval, on an advisory basis, of the appointment of BPM CPA LLP as our independent registered public accounting firm for the year ending December 31, 2025; and
(3)	the approval, on an advisory basis, of the compensation paid to our named executive officers;

Who is entitled to vote at the Annual Meeting, and how many votes do they have?

Stockholders of record at the close of business on May 29, 2025 (the “Record Date”) may vote at the Annual Meeting. Each share of our common stock has one vote. There were 52,422,532 shares of common stock outstanding on May 29, 2025.

How do I vote?

You may vote over the Internet, by telephone, by mail, or at the Annual Meeting.

Vote by Internet. You can vote via the Internet at www.proxyvote.com. You will need to use the control number appearing on your WHITE proxy card to vote via the Internet. You can use the Internet to transmit your voting instructions up until 11:59 p.m. Eastern Time on Thursday, July 24, 2025. Internet voting is available 24 hours a day. If you vote via the Internet, you do not need to vote by telephone or return a WHITE proxy card.

Vote by Telephone. You can vote by telephone by calling the toll-free telephone number 1-800-579-1639. You will need to use the control number appearing on your WHITE proxy card to vote by telephone. You may transmit your voting instructions from any touch-tone telephone up until 11:59 p.m. Eastern Time on Thursday, July 24, 2025. Telephone voting is available 24 hours a day. If you vote by telephone, you do not need to vote over the Internet or return a WHITE proxy card.

Vote by Mail. If you received a printed WHITE proxy card, you can vote by marking, dating and signing it, and returning it in the postage-paid envelope provided to ClearSign Technologies Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717. Please promptly mail your WHITE proxy card to ensure that it is received prior to the closing of the polls at the Annual Meeting.

Vote at the Meeting. You may vote during the Annual Meeting by going to www.virtualshareholdermeeting.com/CLIR2025. You will need the 16-digit control number included on your Notice of Internet Availability, WHITE proxy card, or voting instruction form. If you previously voted via the Internet or by telephone or mail, you will not limit your right to vote online at the Annual Meeting.

If you vote by Internet, telephone or mail, you will be designating Colin James Deller, our Chief Executive Officer and Corporate Secretary, and/or Brent Hinds, our Chief Financial Officer, as your proxy(ies). They may act together or individually on your behalf, and will have the authority to appoint a substitute to act as proxy.

Submitting a proxy will not affect your right to attend the Annual Meeting and vote electronically.

If your shares are held in the name of a bank, broker or other nominee, you will receive separate voting instructions from your bank, broker or other nominee describing how to vote your shares. The availability of Internet voting will depend on the voting process of your bank, broker or other nominee. Please check with your bank, broker or other nominee and follow the voting instructions it provides.

Can I receive future materials via the Internet?

If you vote by Internet, simply follow the prompts for enrolling in electronic proxy delivery service. This will reduce the Company’s printing and postage costs in the future, as well as the number of paper documents you will receive.

What is a proxy?

A proxy is a person you appoint to vote on your behalf. By using the methods discussed above, you will be appointing Colin James Deller, our Chief Executive Officer and Corporate Secretary, and/or Brent Hinds, our Chief Financial Officer, as your proxies. They may act together or individually to vote on your behalf, and will have the authority to appoint a substitute to act as proxy. If you are unable to attend the Annual Meeting, please vote by proxy so that your shares of common stock may be counted.

How will my proxy vote my shares?

Stockholder of Record: Shares Registered in Your Name

If, as of the Record Date, your shares are registered in your own name, please vote today by marking, dating and signing the enclosed WHITE Proxy Card and returning it as promptly as possible in the enclosed envelope.  A completed WHITE proxy card returned by mail must be received at the address stated on the WHITE proxy card before , 2025.

Execution and delivery of a proxy by a record holder of shares will be presumed to be a proxy with respect to all shares held by such record holder unless the proxy specifies otherwise. All properly executed WHITE proxy cards received pursuant to this solicitation will be voted in accordance with the directions indicated thereon. If you sign the WHITE proxy card, but no direction is given thereon, then your shares will be voted: “FOR” the election of the director nominees (see Proposal 1); “FOR” the approval, on an advisory basis, of BPM CPA LLP as our independent registered public accounting firm for the year ending December 31, 2025 (see Proposal 2); and “FOR” the approval, on an advisory basis, of the compensation paid to our named executive officers (see Proposal 3).

We do not intend to bring any other matter for a vote at the Annual Meeting, and we do not know of anyone else who intends to do so, however, we will transact any such other business as may properly come before the Annual Meeting or any adjournments thereof. Your proxies are authorized to vote on your behalf, using their best judgment, to the extent permitted by Rule 14a-4(c), on any other business that properly comes before the Annual Meeting.

Beneficial Owner: Shares Registered in the Name of Bank, Broker or Other Nominee

If, on the Record Date, your shares were held in the name of a bank, broker or other nominee, then you are the beneficial owner of shares held in “street name.” The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your bank, broker or other nominee on how to vote the shares in your account. Accordingly, please contact the person responsible for your account at such entity and instruct that person to vote on your behalf “FOR” the election of the director nominees (see Proposal 1); “FOR” the approval, on an advisory basis, of BPM CPA LLP as our independent registered public accounting firm for the year ending December 31, 2025 (see Proposal 2); and “FOR” the approval, on an advisory basis, of the compensation paid to our named executive officers (see Proposal 3).

If you hold your shares in “street name,” please instruct your bank, broker or other nominee how to vote your shares using the voting instruction form provided by your bank, broker or other nominee so that your vote can be counted. Please do this for each account you maintain to ensure that all of your shares are voted. The voting instruction form provided by your bank, broker or other nominee may also include information about how to submit your voting instructions over the Internet.

A “broker non-vote” results when a broker who holds shares for another person has not received voting instructions from the owner of the shares and, under the applicable rules (the “Broker Rules”), does not have discretionary authority to vote on a matter. Brokers are not permitted to vote shares without instructions on proposals that are not considered “routine.” Applicable regional and national exchange rules determine whether proposals are “routine” or “non-routine.” If a proposal is “routine,” a broker holding shares for an owner in “street name” may vote on the proposal without voting instructions.

To the extent that Mr. Feinglas provides proxy materials (in addition to the Company’s proxy materials), none of the matters to be considered at the Annual Meeting will be considered “routine” under the Broker Rules; therefore, if you do not provide voting instructions to your broker, bank or other nominee holding shares for you, then your bank, broker or other nominee will not have authority to vote your shares on Proposals 1, 2 and 3. Therefore, if you are a beneficial owner, we encourage you to instruct your bank, broker or other nominee how to vote your shares using the voting instruction form provided by your bank, broker or other nominee so that your vote can be counted. However, for banks, brokers or other nominees that receive proxy materials only from the Company, the bank, broker or other nominee will be entitled to vote shares held for a beneficial owner on “routine” matters, such as Proposal 2, without instructions from the beneficial owner of those shares. In that event, the bank, broker or other nominee is not entitled to vote the shares on “non-routine” items. Accordingly, if you receive proxy materials only from the Company and you do not submit any voting instructions to your bank, broker or other nominee, it may exercise discretion to vote your shares on Proposal 2, even in the absence of your instruction. If your shares are voted on Proposal 2, as directed by your broker, your shares will constitute “broker non-votes” on each of the “non-routine” proposals (i.e., Proposals 1 and 3).

How do I change my vote?

If you are a stockholder of record, you may revoke your proxy at any time before your shares are voted at the Annual Meeting by:

●	notifying our Chief Executive Officer, Colin James Deller, by e-mail to jim.deller@clearsign.com that you are revoking your proxy;
●	submitting a proxy at a later date via the Internet or telephone or by signing and delivering a WHITE proxy card relating to the same shares and bearing a later date than the date of the previous proxy prior to the vote at the Annual Meeting, in which case your later-submitted proxy will be recorded, and your earlier proxy revoked; or
●	attending (virtually) and voting at the Annual Meeting.

If your shares are held in the name of a Nominee, you should check with your Nominee and follow the voting instructions provided by your Nominee.

Who will count the votes?

A representative of Broadridge Financial Solutions, Inc. will tabulate the votes and act as the inspector of election.

What constitutes a quorum?

The holders representing a majority of the voting power of all outstanding shares of capital stock of the Company entitled to vote at the Annual Meeting, either present or represented by proxy, shall constitute a quorum. A quorum is necessary in order to conduct the Annual Meeting. If you choose to have your shares represented by proxy at the Annual Meeting, you will be considered part of the quorum. Both abstentions and broker non-votes will be counted as present for the purpose of determining the presence of a quorum. If a quorum is not present at the Annual Meeting, the stockholders present in person or by proxy may adjourn the meeting to a later date in accordance with Proposal 6 hereof, or the Annual Meeting’s chairman may also adjourn the meeting in accordance to Article II, Subsection 2.6 of our Bylaws. If an adjournment is for more than 30 days or a new record date is fixed for the adjourned meeting, we will provide notice of the adjourned meeting to each stockholder of record entitled to vote at the meeting.

What vote is required to approve each proposal?

Election of Directors. For Proposal 1, the election of directors, the nominees will be elected by a plurality of the votes of the shares of common stock present in person or represented by proxy and entitled to vote at the Annual Meeting. You may choose to vote, or withhold your vote, separately for each nominee. A properly executed proxy with voting instructions marked “WITHHOLD” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for the purposes of determining whether there is a quorum.

Approval, on an Advisory Basis, of the Appointment of BPM CPA LLP as the Company’s Independent Registered Public Accounting Firm. The affirmative vote of the holders of a majority of the votes cast by the stockholders entitled to vote at the Annual Meeting will be required for approval of Proposal 2. Abstentions are not votes cast and will have no effect on the outcome of this vote. Although ratification of the Board’s Audit and Risk Committee (the “Audit Committee”) appointment of BPM CPA LLP is not required, the Audit Committee will consider the outcome of this vote when making future decisions regarding the appointment of an independent registered public accounting firm.

Approval, on an Advisory Basis, of the Compensation Paid to our Named Executive Officers. The affirmative vote of the holders of a majority of the votes cast by the stockholders entitled to vote at the Annual Meeting will be required for approval of the non-binding, advisory Proposal 3. Abstentions and broker non-votes are not votes cast and will have no effect on the outcome of this vote. Although these votes will not be binding, our Board and the Board’s Human Capital and Compensation Committee (the “Compensation Committee”) will consider the outcome of each of these votes when making future compensation decisions for our executive officers or decisions regarding the frequency of the advisory vote on the compensation of our executive officers.

Other Proposals. So long as a quorum is present, in order to approve any other proposal that might properly come before the Annual Meeting, the affirmative vote of the holders of shares of common stock entitled to vote must exceed the votes cast against the proposal, except when a different vote is required by law or by our articles of incorporation.

Abstentions and broker non-votes with respect to any matter will be counted as present and entitled to vote on that matter for purposes of establishing a quorum, but will not be counted for purposes of determining the number of votes cast. Accordingly, abstentions and broker non-votes will have no effect on the outcome of voting with respect to any of the proposals.

What percentage of the Company’s common stock do our directors and officers own?

As of May 29, 2025, our current directors and executive officers beneficially owned approximately 4.96% of our common stock outstanding. See the discussion under the heading “Security Ownership of Certain Beneficial Owners and Management” on page 32 for more details.

Who is soliciting proxies, how are they being solicited, and who pays the cost?

The Board is soliciting your proxy. The Company will bear the entire cost of the Board’s solicitation of proxies, including the preparation, assembly and mailing of this proxy statement, the WHITE proxy card, the Notice of 2025 Annual Meeting of Stockholders and any additional information furnished to stockholders. Solicitation of proxies may be in person, by telephone, electronic mail or personal solicitation by the Company’s directors, officers or staff members. Such persons are listed in Annex A to this proxy statement. Other than the persons described in the proxy statement, no general class of employee of the Company will be employed to solicit stockholders in connection with this proxy solicitation. However, in the course of their regular duties, employees may be asked to perform clerical or ministerial tasks in furtherance of this solicitation. No additional compensation will be paid to our directors, officers or staff members for such services.

Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding shares of the common stock in their names that are beneficially owned by others to forward to those beneficial owners. The Company may reimburse persons representing beneficial owners for their costs of forwarding the solicitation materials to the beneficial owners. The Board does not expect to employ specially engaged employees, representatives or other persons to solicit security holders.

The Company currently estimates that it will spend a total of approximately $ for, in furtherance of, or in connection with the solicitation of proxies, including fees for attorneys, accountants, public relations or financial advisers, solicitors, advertising, printing, transportation, litigation and other costs incidental to the solicitation. As of the date hereof, the Company estimates that its total expenditures to date for, in furtherance of, or in connection with the solicitation of proxies is approximately $ .

The Board unanimously recommends that you vote by proxy using the WHITE Proxy Card with respect to the proposals, as follows:

FOR	1	the election of six members to our board of directors to serve until the next annual meeting of stockholders or until their respective successors have been elected and qualified
FOR	2	the approval, on an advisory basis, of the appointment of BPM CPA LLP as our independent registered public accounting firm for the year ending December 31, 2025
FOR	3	the approval, on an advisory basis, of the compensation paid to our named executive officers

On May 22, 2025, the Company entered into a Cooperation Agreement (the “DiGiandomenico Cooperation Agreement”) with Anthony DiGiandomenico (“Mr. DiGiandomenico”), which is included as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on May 27, 2025. Each of Messrs. DiGiandomenico and Louis J. Basenese (“Mr. Basenese”) were appointed to the Board and are submitted to shareholders for election to the Board at the Annual Meeting as a result of the DiGiandomenico Cooperation Agreement and the Clarkson Cooperation Agreement, as described below. The DiGiandomenico Cooperation Agreement does not require the Company to make any further changes to the composition of the Board. Pursuant to the DiGiandomenico Cooperation Agreement, Mr. DiGiandomenico rescinded his January 15, 2025 notice to the Company in which he notified the Company that he intended to nominate a candidate for election to the Board at the Annual Meeting.

On May 22, 2025, the Company entered into a separate Cooperation Agreement (the “Clarkson Cooperation Agreement”) with Richard Clarkson (“Mr. Clarkson”), which is included as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 27, 2025. Each of Messrs. DiGiandomenico and Basenese were appointed to the Board and are submitted to shareholders for election to the Board at the Annual Meeting as a result of the Clarkson Cooperation Agreement and the DiGiandomenico Cooperation Agreement, as described above. The Clarkson Cooperation Agreement does not require the Company to make any further changes to the composition of the Board. Pursuant to the Clarkson Cooperation Agreement, Mr. Clarkson rescinded each of his January 15, 2025 and February 25, 2025 notice to the Company in which he notified the Corporation that he intended to nominate a candidate for election to the Board at the Annual Meeting.

Who is the independent registered public accounting firm, and will they be represented at the Annual Meeting?

BPM CPA LLP served as the independent registered public accounting firm auditing and reporting on our consolidated financial statements for the year ended December 31, 2024 and has been appointed to serve as our independent registered public accounting firm for the year ending December 31, 2025. We expect that representatives of BPM CPA LLP will not be present at the Annual Meeting.

What are the recommendations of the Board?

The recommendations of our Board are set forth together with the description of each proposal in this proxy statement. In summary, the Board recommends a vote:

●	Proposal 1 – “FOR” the election of the director nominees;
●	Proposal 2 – “FOR” the approval of BPM CPA LLP as our independent registered public accounting firm for the year ending December 31, 2025; and
●	Proposal 3 – “FOR” the approval, on an advisory basis, of the compensation paid to our named executive officers.

With respect to any other matter that properly comes before the Annual Meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, in their own discretion.

If you sign and return your WHITE proxy card but do not specify how you want to vote your shares, the persons named as proxy holders on the WHITE proxy card will vote in accordance with the recommendations of the Board.

GOVERNANCE OF THE COMPANY

The following table sets forth the names and ages of the directors and executive officers serving as of May 29, 2025. Our officers are appointed by, and serve at the pleasure of, the Board.

Name	Age	Position
Colin James Deller, Ph.D	57	Chief Executive Officer and Director
Brent Hinds	46	Chief Financial Officer
Judith S. Schrecker	72	Director and Lead Independent Director
Louis J. Basenese	47	Director
Anthony DiGiandomenico	58	Director
Catharine M. de Lacy	67	Director
David M. Maley(1)	64	Director
G. Todd Silva	60	Director

(1)	Mr. Maley is not standing for re-election as a director of the Company upon the expiration of his current term, which expires at the Annual Meeting.

Our business, property and affairs are managed by, or under the direction of, our Board, in accordance with the General Corporation Law of the State of Delaware (“DGCL”) and our Bylaws. Members of the Board are kept informed of our business through discussions with the Chief Executive Officer, Chief Financial Officer and other key members of management, by reviewing materials provided to them by management, and by participating in meetings of the Board and its committees.

Stockholders may communicate with the members of the Board, either individually or collectively, or with any independent directors, individually or as a group, by writing to the Board at 8023 East 63rd Place, Suite 101, Tulsa, Oklahoma 74133. These communications will be reviewed by the Company’s Secretary who, depending on the subject matter, will (i) forward the communication to the director or directors to whom it is addressed or who is responsible for the topic matter, (ii) attempt to address the inquiry directly (for example, where it is a request for publicly available information or a stock related matter that does not require the attention of a director), or (iii) not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic. At each meeting of the Board’s Nominating and Corporate Governance Committee (the “Governance Committee”), the Company’s

Secretary presents a summary of communications received, if any, and will make those communications available to any director upon request.

Independence of Directors

In determining the independence of our directors, we apply the definition of “independent director” provided under the listing rules of The Nasdaq Stock Market LLC (“Nasdaq”). On an annual basis, the Board reviews the independence of all directors under guidelines established by Nasdaq and in light of each director’s background, employment and affiliations with the Company and members of management, as well as significant holdings of our securities. This review considers all known relevant facts and circumstances in making an independence determination. The Board concluded its annual review of director independence in March 2025. A review of independence was conducted by the Board with respect to Messrs. DiGiandomenico and Basenese in May 2025 in connection with their appointment to the Board. After considering all relevant facts and circumstances, the Board affirmatively determined that all of the directors serving on the Board, including those nominated for election at the Annual Meeting, are independent within the meaning of Nasdaq Listing Rule 5605(a)(2) and Rule 10A-3(b) promulgated under the Exchange Act, with the exception of Colin James Deller and Anthony DiGiandomenico.

Board of Directors and Committees

The Board has three standing committees: the Audit Committee, Compensation Committee and Governance Committee (collectively, the “Board Committees”). All members of the Board Committees are non-employee directors who are deemed independent. During the year ended December 31, 2024, the Board held thirteen meetings, the Audit Committee held five meetings, the Compensation Committee held six meetings, and the Governance Committee held six meetings. Each of our directors attended at least 75% of the meetings held by the Board and the Board Committees of which he or she is a member. We do not have a policy with regard to Board attendance at our annual meeting of stockholders.

None of our directors or executive officers have been involved in a legal proceeding that requires disclosure pursuant to Item 401(f) of Regulation S-K promulgated under the Exchange Act. None of our directors or executive officers were selected as a result of an arrangement or understanding between him/her and any other person, except for (i) G. Todd Silva, who was appointed as a director on our Board in connection with that certain Voting Agreement, dated July 12, 2018, between us and clirSPV LLC (the “SPV”), which terminated in accordance with its terms as of February 19, 2025 and (ii) Anthony DiGiandomenico and Louis J. Basenese, who were appointed as directors on our Board in connection with the Company’s entrance into that certain Cooperation Agreement, dated May 22, 2025, between us and Anthony DiGiandomenico, and that certain Cooperation Agreement, dated May 22, 2025, between us and Richard Clarkson, as described in “Certain Relationships and Related Transactions.”

Audit and Risk Committee

As of the date hereof, the Audit Committee was comprised of Judith S. Schrecker (Chairperson), Catharine M. de Lacy, and David M. Maley. Each member of the Audit Committee is financially literate and our Board has determined that Judith S. Schrecker qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. The role of the Audit Committee includes, but is not limited to, the following:

●	overseeing management’s preparation of our consolidated financial statements and management’s conduct of the accounting and financial reporting processes;
●	appointing, compensating, retaining, and overseeing the work of the independent registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company;
●	overseeing management’s maintenance of internal controls and procedures for financial reporting at least annually;

●	overseeing risks related to cybersecurity, including the security of corporate information and the steps management takes to monitor and control cybersecurity risks;
●	overseeing our compliance with applicable legal and regulatory requirements, including without limitation, those requirements relating to financial controls and reporting;
●	overseeing the independent registered public accounting firm’s qualifications and independence;
●	preparing the report required by the rules of the SEC to be included in our proxy statement; and
●	discharging such duties and responsibilities as may be required of the Audit Committee by the provisions of applicable laws, rules or regulations.

The Audit Committee is authorized (without seeking Board approval) to retain or terminate special legal, accounting or other advisors and may request any officer or employee of the Company or the Company’s outside counsel or independent registered public accounting firm to meet with any members of, or advisors to, the Audit Committee.

A copy of the charter of the Audit Committee is available on our website at www.clearsign.com (under “Investors - Corporate Governance”).

Human Capital and Compensation Committee

As of the date hereof, the Compensation Committee was comprised of Judith S. Schrecker (Chairperson), Catharine M. de Lacy, David M. Maley, and Louis J. Basenese. The role of the Compensation Committee is to:

●	review, approve, and recommend to the Board our compensation and benefits policies generally and the annual compensation (base salary, bonus and other benefits) for all of our executives, including our Chief Executive Officer;
●	administer the ClearSign Technologies Corporation 2021 Equity Incentive Plan (the “2021 Plan”), the 2013 Consultant Stock Plan and the ClearSign Technologies Corporation 2011 Equity Incentive Plan (the “2011 Plan”); and
●	annually review and make recommendations to the Board with respect to the compensation of non-executive directors, including any incentive plan compensation.

A copy of the charter of the Compensation Committee is available on our website at www.clearsign.com (under “Investors – Corporate Governance”).

The Compensation Committee may engage outside advisers, including outside auditors, attorneys, and consultants, as it deems necessary to discharge its responsibilities. The Compensation Committee has sole authority to retain and terminate any compensation expert or consultant used to provide advice on compensation levels or assist in the evaluation of director, Chief Executive Officer or senior executive compensation, including sole authority to approve the fees of any expert or consultant and other retention terms. In addition, the Compensation Committee considers, but is not bound by, the recommendations of our Chief Executive Officer with respect to the compensation packages of our other executive officers.

Pursuant to the terms of the 2021 Plan, the Compensation Committee may delegate to one or more officers of the Company the authority to grant awards under the 2021 Plan to participants who are not insiders of the Company.

Nominating and Corporate Governance Committee

As of the date hereof, the Governance Committee was comprised of Catharine M. de Lacy (Chairperson), Judith S. Schrecker, and David M. Maley. The role of the Governance Committee is to:

●	evaluate from time to time the appropriate size (number of members) of the Board and recommend any increase or decrease;
●	determine the desired skills and attributes of members of the Board, taking into account the needs of the business and listing standards;
●	establish criteria for prospective members of the Board, including the minimum qualifications for a nominee and the qualities and skills that it believes are necessary or desirable for a Board member to posses;
●	conduct candidate searches, interview prospective candidates, and oversee programs to introduce the candidate to us, our management, and operations;
●	review planning for succession to the position of Chief Executive Officer and other senior management positions;
●	annually recommend to the Board persons to be nominated for election as directors;
●	annually recommend to the Board the members and leadership of all standing committees, as well as leadership of the Board and to fill vacancies as needed;
●	adopt or develop for Board consideration corporate governance principles and policies; and
●	periodically review and report to the Board on the effectiveness of corporate governance procedures and the Board as a governing body, including conducting an annual self-assessment of the Board and its standing committees.

A copy of the charter of the Governance Committee is available on our website at www.clearsign.com (under “Investors - Corporate Governance”).

Policy with Regard to Director Nominations

Stockholder proposals with regard to director nominations are reviewed by the Corporate Secretary for compliance with the requirements for such proposals, which are set forth in our Bylaws. Stockholder proposals that meet these requirements will be circulated to the chairperson of the Governance Committee, along with a summary of each such proposal from the Corporate Secretary. The Governance Committee is responsible for evaluating potential director candidates recommended by stockholders. If a director candidate is recommended by a stockholder, the Governance Committee expects to evaluate such candidate in the same manner it evaluates director candidates it identifies, so long as the recommendation is submitted in accordance with our Bylaws and any other applicable requirements under the Exchange Act. A summary of the requirements for stockholder nominations is below under “Requirements for Advance Notification of Nominations and Stockholder Proposals.”

On February 10, 2025, our Board established a non-standing special committee, consisting of Judith S. Schrecker, Catharine M. de Lacy, David M. Maley and G. Todd Silva (the “Special Committee”), to review and analyze purported director nominations by certain of our stockholders, and non-stockholders, and to manage communications and to negotiate and agree settlements with such purported nominating individuals. The Special Committee entered into that certain Cooperation Agreement, dated May 22, 2025, between us and Anthony DiGiandomenico, and that certain Cooperation Agreement, dated May 22, 2025, between us and Richard Clarkson, as described in “Certain Relationships and Related Transactions,” which agreements require, among other things, the appointment of Messrs. DiGiandomenico and Basenese to the Board as soon as reasonably practicable following the effective date of such agreements. After a review of the qualifications and experience of Messrs. DiGiandomenico and Basenese, and interviews conducted by each member of the Governance Committee, the Governance Committee selected Messrs. DiGiandomenico and Basenese for the Board’s consideration.

Director Qualifications and Diversity

The Board seeks independent directors who represent a diversity of backgrounds, ages and experiences that will enhance the quality of the Board’s deliberations and decisions. Candidates should preferably have board experience with one or more companies or should have achieved a high level of distinction in their chosen fields. The Board is particularly interested in maintaining a mix that includes individuals who are active or retired executive officers and senior executives, particularly those with experience in combustion, technology, air pollution control and air emission regulation, intellectual property, start-up companies, research and development, strategic planning, business development, upstream, midstream and downstream oil and gas, energy, finance, accounting and banking, as well as impact investing and environmental, social and governance investing, reporting and/or compliance.

In evaluating nominations to the Board, the Governance Committee also looks for certain personal attributes, such as integrity, ability and willingness to apply sound and independent business judgment, comprehensive understanding of a director’s role as a fiduciary to stockholders and with respect to corporate governance, availability for meetings and consultation on Company matters, and the willingness to assume and carry out such fiduciary responsibilities. The Governance Committee took these specifications into account in formulating and re-nominating its present Board members. The current director candidates were recommended by the Governance Committee, which is comprised of independent directors.

Risk Oversight by the Board of Directors

It is the management’s responsibility to assess and manage the various risks we face. It is the Board’s responsibility to oversee management in this effort, in order to ensure that risks and uncertainties that may relate to our ongoing operations and to our plans for the future are considered and sought to be managed appropriately. In exercising its oversight, the Board has allocated some areas of focus to the Board Committees and has retained areas of focus for itself, as more fully described below.

Full Board. Risks and exposures focused on by the full Board include risk management as a whole as well as strategic, financial and execution risks including safety risks, risks associated with intellectual property, and other current matters that may present material risk to our operations, plans, prospects or reputation. Throughout the year, the Chief Executive Officer discusses these risks with the Board during strategy reviews that focus on a particular function or aspect of our business.

Audit Committee. Risks and exposures focused on by the Audit Committee are those associated with financial matters, particularly financial reporting, tax, accounting, disclosure, internal control over financial reporting, cyber, the Foreign Corrupt Practices Act, financial policies, investment guidelines, and credit and liquidity matters.

Governance Committee. Risks and exposures focused on by the Governance Committee are those relating to corporate governance and management and director succession planning.

Compensation Committee. Risks and exposures focused on by the Compensation Committee are those associated with leadership assessment and compensation programs and arrangements, including incentive plans, to ensure that compensation incentives are aligned with our risk management objectives.

Board Leadership Structure

Pursuant to our Bylaws, the chairman of each Board and stockholder meeting is the Chairman of the Board (the “Chairman of the Board”). In the absence of a Chairman of the Board, or upon his/her inability or refusal to act as the chairman of a meeting, the Chief Executive Officer serves as the chairman of the meeting, or upon his/her inability or refusal to act as such, the President serves as chairman of the meeting. Additionally, pursuant to our lead independent director charter, in the absence of a Chairman of the Board, Chief Executive Officer and President, or upon their inability or refusal to act as chairman of a meeting, the lead independent director acts as chairman of a meeting. The lead independent director charter also provides that the lead independent director acts as chairman of any meeting of the independent and/or non-employee directors of the Board, as applicable. Ms. Schrecker is currently serving as our lead independent director.

The responsibilities of our lead independent director set forth in the lead independent director charter include:

●	to act as a liaison between the independent and non-independent directors;
●	to develop, maintain and revise the annual Board calendar;
●	to review and approve Board meeting agendas;
●	to preside and act as chairman of all meetings of the independent and/or non-employee directors of the Board, as applicable;
●	to preside and act as chairman of all Board meetings at which the Chairman of the Board, if any, Chief Executive Officer and President are not present; and
●	other duties as may be assigned to the lead independent director by the Board.

The lead independent director charter provides that the lead independent director must be a member of the Board and be considered independent. Further, the lead independent director must be re-elected annually by at least a majority of the independent directors of the Board but the Company is not required to have a lead independent director.

Compensation Committee Interlocks and Insider Participation

None of our prior or current executive officers serves as a member of the Board or Compensation Committee of any entity that has one or more executive officers serving as a member of our Board or the Compensation Committee.

Code of Ethics

We adopted a Code of Business Conduct and Ethics (the “Code of Ethics”) that applies to our principal executive officer and principal financial and accounting officer and any persons performing similar functions, as well as to our employees, officers, directors, agents and representatives. The Code of Ethics requires, among other things, that all of the foregoing people avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner, and otherwise act with integrity and in our best interests. The Code of Ethics is posted on our website at www.clearsign.com. We will promptly disclose any amendment to, or a waiver from, a provision of our Code of Ethics that applies to members of our board of directors and to our principal executive officer, principal financial and accounting officer, executive officers or persons performing similar functions, by posting the information on our website, www.clearsign.com.

Insider Trading Policy

We maintain an insider trading policy that governs the purchase, sale and/or other dispositions of our securities by our directors, officers and employees, which we believe is reasonably designed to promote compliance with insider trading laws, rules, regulations and any applicable listing standards. Our insider trading policy also prohibits all directors, officers and employees from engaging in any short sales of our securities, hold our securities in a margin account, or pledge our securities as collateral for a loan.

Clawback Policy

We have adopted a compensation recovery policy designed to comply with the mandatory compensation “clawback” requirements under Nasdaq rules (the “Clawback Policy”). Under the Clawback Policy, in the event of certain accounting restatements, we will be required to recover erroneously received incentive-based compensation from our executive officers representing the excess of the amount actually received over the amount that would have been received had the financial statements been correct in the first instance. The Compensation Committee has discretion to make certain exceptions to the clawback requirements (when permitted by Nasdaq rules) and ultimately determine whether any adjustment will be made under the Clawback Policy.

Family Relationships

There are no family relationships among any of our executive officers or directors.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires that our directors, executive officers, and greater than 10% stockholders to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. To our knowledge, all Section 16(a) filing requirements applicable to its officers, directors, and greater than 10% stockholders for the years ended December 31, 2024 and 2023, were complied with, except for the following inadvertent delinquent reports:

Dr. Deller inadvertently failed to timely disclose one transaction in a Form 4, and Mr. Hinds inadvertently failed to timely disclose two transactions in a Form 4, both of which were related to their one-time bonus grant received on February 2, 2023, in the form of shares of common stock and restricted stock units, as applicable, which was disclosed on a Form 4 filed for each of Dr. Deller and Mr. Hinds on February 14, 2023.

Each of Dr. Deller and Mr. Hinds inadvertently failed to timely disclose one transaction relating to the tax withholding disposition in connection with their one-time bonus grants received on February 2, 2023. These transactions were disclosed on an amendment to each of their respective Form 4s filed on February 14, 2023, which amendments were filed on February 26, 2024.

DIRECTOR COMPENSATION

The following table sets forth information concerning compensation for services rendered by our non-executive directors for the year ended December 31, 2024. The amounts represented in the “Restricted Stock Units” column reflects the grant date fair value of the restricted stock units computed in accordance with the Financial Accounting Standards Board Accounting Standard Codification 718, “Compensation-Stock Compensation” (“ASC 718”) and do not necessarily equate to the income that will ultimately be realized by the director for such awards.

		Fees				Nonqualified
		Earned	Restricted		Non-Equity	Deferred
		or Paid in	Stock	Option	Incentive Plan	Compensation	All Other
Name		Cash	Units	Awards	Compensation	Earnings	Compensation	Total
Robert T. Hoffman, Sr.	(1)	$—	$39,999	$—	$—	$—	$—	$39,999
Judith S. Schrecker	(2)	—	104,498	—	—	—	—	104,498
Catharine de Lacy	(3)	—	76,997	—	—	—	—	76,997
David Maley	(4)	—	49,042	—	—	—	—	49,042
G. Todd Silva	(5)	—	24,767	—	—	—	—	24,767
Anthony DiGiandomenico	(6)	—	—	—	—	—	—	—
Louis J. Basenese	(6)	—	—	—	—	—	—	—
		$—	$295,303	$—	$—	$—	$—	$295,303
(1)	Since his appointment as a director and as of December 31, 2024, Mr. Hoffman received grants of 13,153 shares of common stock, 224,311 restricted stock units, and options for the purchase of 186,500 shares of common stock for his services. Mr. Hoffman resigned as a director, effective as of June 16, 2024, and, as a result, the amounts for Mr. Hoffman represent the pro-rated amounts for the period in which he served on the Board during the year ended December 31, 2024.
(2)	Since her appointment as a director and as of December 31, 2024, Ms. Schrecker received 333,132 restricted stock units, and options for the purchase of 17,000 shares of common stock for her services.
(3)	Since her appointment as a director and as of December 31, 2024, Ms. de Lacy received 148,077 restricted stock units as compensation for her services.
(4)	Since his appointment as a director and as of December 31, 2024, Mr. Maley received 59,044 restricted stock units as compensation for his services. On May 27, 2025, Mr. Maley notified us that he will not stand for re-election as a director of the Company upon the expiration of his current term, which expires at the Annual Meeting.
(5)	Since his appointment as a director and as of December 31, 2024, Mr. Silva received 30,841 restricted stock units as compensation for his services.
(6)	Messrs. DiGiandomenico and Basenese were appointed as directors on May 22, 2025.

Director Compensation Plan

Our non-executive directors are entitled to an annual compensation of $60,000, plus reimbursement for ordinary and reasonable expenses incurred in exercising their responsibilities in accordance with our expense reimbursement procedure applicable to all of our employees. Our lead independent director is also entitled to receive additional annual compensation of $15,000, and the Chairman of the Board, if any, is entitled to receive additional annual compensation of $20,000.

Our non-executive directors received the following additional annual compensation for service on the committees of the Board, as applicable, during the year ended December 31, 2024:

Committee	Chair	Member
Audit and Risk Committee	$19,000	$7,500
Human Capital and Compensation Committee	$7,500	$3,000
Nominating and Corporate Governance Committee	$6,500	$3,000

In the year ended December 31, 2024, each non-executive director’s annual compensation was paid in restricted stock units. This component of our director compensation program is designed to build an ownership stake in the Company while providing an incentive to directors that corresponds with the returns recognized by our stockholders. Restricted stock unit awards to non-executive directors are anticipated to continue in future years as a means to increase alignment of directors with the Company’s stockholders. Other than the 2021 Plan, the independent directors are not eligible to participate in our employee benefit plans, including the retirement plan.

PROPOSAL 1 — ELECTION OF DIRECTORS

Nominees for Election

The Board will be comprised of six members. As a result of Mr. Maley’s decision that he will not stand for re-election as a director of the Company at the Annual Meeting, the Board, upon the recommendation of the Governance Committee, decreased its size to six members and, accordingly, nominated six directors for re-election at the Annual Meeting. Each nominee has agreed, if elected, to serve until the election and qualification of his or her successor. If any nominee is unable to stand for election, which circumstance we do not anticipate, the Board may provide for a lesser number of directors or designate a substitute. In the latter event, shares represented by proxies may be voted for a substitute nominee.

If a quorum is present at the Annual Meeting, then nominees will be elected by a plurality of the votes cast. There is no cumulative voting in the election of directors.

The following biographical information is furnished as to each nominee for election as a director:

Judith S. Schrecker, Director and Lead Independent Director

Ms. Schrecker became a director in February 2021. Ms. Schrecker brings more than 40 years of financial and operating leadership and board participation with broad international experience. From May 2016 until June 2020, Ms. Schrecker was VP of Finance of Flat Rolled Products at ATI, Inc., a global manufacturer of technically advanced specialty materials and complex components, overseeing revenues of over $1 billion. Prior to that, Ms. Schrecker was Chief Financial Officer of Alcoa’s Global Rolled Products business and a member of the executive council of the company. Under her leadership, the Global Rolled Products business achieved historically high profitability. Ms. Schrecker previously served on the board of directors of Finacity Corporation and Dress for Success Worldwide. She attended the University of Pittsburg Graduate School of Public and International Affairs along with a B.A. in History, Economics, and Latin American Studies from Temple University. Additionally, Ms. Schrecker is a 2020 Exceptional Women Awardees Foundation (EWA) recipient.

Louis J. Basenese, Director

Mr. Basenese became a director in May 2025. He brings over 25 years of experience with equity research and analysis, investment banking, strategic planning, thought leadership development and investor relations. Mr. Basenese has served as Executive Vice President – Market Strategy for Prairie Operating Co. (Nasdaq: PROP), a Houston-based publicly traded independent energy company engaged in the development and acquisition of oil and natural gas resources in the United States, since January 2025. He has also served as CEO and Chief Strategist of The Basenese Group, LLC, a full service equity research, strategy and advisory firm, since February 2005. Mr. Basenese has also served on the board of directors of ENDRA Life Sciences, Inc. (Nasdaq: NDRA), a life sciences company that develops technologies to improve the capabilities of clinical diagnostic ultrasound, since March 2020, and the board of directors of The Roberto Clemente Health Clinic, a U.S.-based non-profit that provides affordable access to high quality health care and wellness programs in the Tola coastal communities of Nicaragua to more than 12,000 patients per year, since April 2021. Prior to his current roles, Mr. Basenese served as President and Chief Market Strategist of MDB Capital Holdings, LLC (Nasdaq: MDBH), a broker-dealer and financial advisory firm based in Dallas, Texas, since October 2022. Prior to that role, he was the co-founder and served as Chief Analyst for Disruptive Tech Research, an independent equity research and advisory firm, from June 2014 to June 2023. Prior to that, he served in various analyst, strategist and account executive roles at Wall Street Daily, an affiliate of Agora, Inc., The Oxford Club, another affiliate of Agora, Inc., Morgan Stanley, Inc. and Commonwealth Risk. Mr. Basenese holds an MBA from the Crummer Graduate School of Business at Rollins College and a BA in English from the University of Florida.

Colin James Deller Ph.D, Chief Executive Officer and Director

Dr. Deller joined us as our President in February 2019, transitioned to the office of Chief Executive Officer on April 1, 2019 and was appointed as a director on February 13, 2020. Dr. Deller began his career at Hamworthy Combustion while also completing his Ph.D. In 1996, Dr. Deller joined Callidus, where he was employed in Project Engineering and Sales, and over the course of ten years advanced to serve as Chief Combustion Engineer and Manager of Burner Order Execution before being promoted to oversee Callidus’ entire burner business. From 2010 until he left Callidus, following the acquisition of Callidus by Honeywell, Dr. Deller served as General Manager with full profit and loss accountability for the Honeywell UOP Callidus burner business worldwide. During that time, he led his team in developing new international markets, including developing a leading market position in China. From May 2018 until he joined the Company, Dr. Deller served as the interim Global Operations Director for the entire Honeywell International UOP Callidus business, which includes flares and thermal oxidizers in addition to burners. Dr. Deller has a Bachelor of Engineering in mechanical engineering from Portsmouth Polytechnic, U.K., a doctorate in flame chemistry from the University of Portsmouth, U.K., and an MBA from The University of London.

Anthony DiGiandomenico, Director

Mr. DiGiandomenico became a director in May 2025. He brings over 35 years of investment advisory experience enabling investment into early-stage disruptive technology companies and has worked alongside a wide range of companies in biotechnology, medical devices, high technology and renewable energy spaces. Mr. DiGiandomenico has been the Chief of Transactions and director of MDB Capital Holdings, LLC since inception on August 10, 2021. Mr. DiGiandomenico has also served on the board of directors of ENDRA Life Sciences Inc. (Nasdaq: NDRA), a developer of enhanced ultrasound technology, from July 2013 until present, the board of directors of Provention Bio, Inc., a developer of multiple drug therapies, from January 2017 until May 2020 and the board of directors of Cue Biopharma, Inc., a company that develops novel biologic drugs for the selective modulation of the human immune system to treat a broad range of cancers and autoimmune disorders from January 2016 to October 2019. Since he co-founded MDB Capital Holdings, LLC (formerly known as MDB Capital Group, LLC) in 1997, Mr. DiGiandomenico has been enabling investment into early-stage disruptive technologies. He has worked alongside a wide range of companies in biotechnology, medical devices, high technology, and renewable energy spaces. Mr. DiGiandomenico holds an MBA from the Haas School of Business at the University of California, Berkeley and a BS in Finance from the University of Colorado.

Catharine M. de Lacy, Director

Ms. de Lacy became a director of our Company in February 2023. She is a widely recognized expert in ESG/Sustainability initiatives, public affairs, corporate governance, and risk management. Ms. de Lacy has worked for both public and privately held companies including Albemarle Corporation, the Clorox Corp., Sun Products, Cabot Corp, AlliedSignal, and Occidental Petroleum Corp. Ms. de Lacy is the co-founder and Managing Director of Riar Associates, LLC, a management consultancy where she continues to work as a business advisor and subject matter expert on climate, sustainability, business strategy, public policy and advocacy, communications, and risk management matters for public and private companies. She is a former board member of TORC Oil & Gas, Ltd. (TSX:TOG), and the Environmental Law Institute’s Leadership Council, and is currently serving as a board member of privately-held NTES LLC, which provides strategic, financial, and operations management expertise in evolving energy markets and real estate investment; the Executive Advisory Council of the Responsible Battery Coalition, and U.S.A. Bobsled/Skeleton Foundation. She holds a Board Certificate in ESG from UC Berkeley's Law School, is a Certified Director through the Harvard Business School,  and is a Qualified Risk Director® and holds a certificate in Cyber Risk Governance®. Ms. de Lacy received a B.A. from Merrimack College, and an M.S. from Tufts University.

G. Todd Silva, Director

Mr. Silva became a director in August 2024. Mr. Silva brings over 30 years of leadership and finance experience in industries spanning industrials, financial services, technology, media, health care and others. Mr. Silva is the Chief Financial Officer of Radiance Therapeutics, Inc., an ophthalmic medical device company. Prior to his current role, Mr. Silva served as the Chief Financial Officer of Point Pickup Technologies, Inc., a logistics platform service where he worked to consummate and integrate acquisitions, raise capital through various private transactions and assist with corporate governance tasks for their board of directors. Additionally, Mr. Silva was the founder and director of Silva Partnership & Co., a firm providing corporate advisory services to early-stage technology businesses. Prior to Silva Partnership & Co., Mr. Silva was the executive director of corporate advisory services at Las Olas Capital Partners, a registered investment advisor firm where he advised a variety of companies on mergers and acquisitions, capital raises, recapitalizations and the launch of special purpose vehicles to invest in corporate and real estate transactions. Mr. Silva spent the earlier part of his career as a founder, portfolio manager, and research analyst in the institutional investment management industry in New York. Mr. Silva holds an MBA from Columbia University and a BS in economics and finance from Lehigh University.

We believe that the finance and investment experience that Mr. Silva, Mr. DiGiandomenico and Mr. Basenese bring to our Board includes experience in analyzing the operations of businesses, and particularly smaller capitalized companies, to determine the likelihood of success. Ms. Schrecker has significant financial, business, operational and industrial experience. Ms. de Lacy has significant experience in the areas of corporate governance and risk management. In addition, Ms. de Lacy also has experience in the areas of environmental policy and cybersecurity. We believe that their experience, together with the expertise brought to our operations by Dr. Deller, will help us achieve our goals of proving commercial viability of our products, generating interest from end users and original equipment manufacturers and licensing our technology. For these reasons, we concluded that each of these individuals above should serve as a director.

Vote Required and Recommendation

The affirmative vote of the holders of a plurality of the shares of common stock present in person or represented by proxy and entitled to vote on the nominees will be required to approve each nominee. This means that the six nominees receiving the most votes for election will be elected.

The Board recommends a vote “FOR” each of the nominees.

PROPOSAL 2 – APPROVE, ON AN ADVISORY BASIS, THE APPOINTMENT

OF AN INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee approved the engagement of BPM CPA LLP (“BPM”) as our independent registered public accounting firm for our fiscal years ended December 31, 2024 and 2023. Stockholder approval of the selection of BPM as our independent registered public accounting firm is advisory only and is not required by our Bylaws or the DGCL. The Board seeks such approval as a matter of good corporate practice. Should the stockholders fail to approve the selection of BPM as our independent registered public accounting firm, the Audit Committee will reconsider whether to retain that firm in the future.

In making its recommendation to the Board that stockholders ratify the appointment of BPM as our independent registered public accounting firm for the year ending December 31, 2025, the Audit Committee considered whether BPM’s provision of non-audit services is compatible with maintaining its independence. The Audit Committee approved the audit fees and all other fees described below and believes such fees are compatible with the independence of BPM.

	2024	2023
Audit Fees	$95,101	$84,500
Audit-Related Fees	67,557	40,665
Total	$162,658	$125,165

Audit Fees. “Audit Fees” are the aggregate fees of BPM attributable to professional services rendered in the fiscal years ended December 31, 2024 and 2023 for the audit of our annual consolidated financial statements, for review of condensed consolidated financial statements included in our quarterly reports on Form 10-Q and for services that are normally provided by BPM in connection with statutory and regulatory filings or engagements for those fiscal years.

Audit-Related Fees. “Audit-Related Fees” are attributable to customary agreed upon professional services in connection with our public offering and concurrent private placement in April 2024, “at the market” offering, the filing of registration statements on Form S-3 in August 2023 and Form S-8 in 2024 and 2023, and review of our proxy statements for the annual meetings held on 2024 and 2023.

Pre-approval Policies and Procedures

The Audit Committee is required to review and approve in advance the retention of the independent registered public accounting firm for the performance of all audit and lawfully permitted non-audit services and the fees for such services. The required pre-approval policies and procedures were complied with during 2024 and 2023.

BPM CPA LLP Representatives at Annual Meeting

We expect that representatives of BPM will not be present at the Annual Meeting.

Vote Required and Recommendation

The affirmative vote of the holders of a majority of the votes cast by the stockholders entitled to vote at the Annual Meeting will be required for approval of this Proposal 2. Abstentions are not votes cast and will have no effect on the outcome of this vote.

The Board unanimously recommends you vote “FOR” approval of the appointment of BPM CPA LLP. as our independent registered public accounting firm for the year ending December 31, 2025.

REPORT OF THE AUDIT & RISK COMMITTEE

The following Report of the Audit & Risk Committee shall not be deemed incorporated by reference into any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate it by reference therein.

The Audit & Risk Committee of the Board has:

●	reviewed and discussed the Company’s audited consolidated financial statements for the year ended December 31, 2024 with management;
●	discussed with the Company’s independent auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the Securities and Exchange Commission; and
●	received the written disclosures and letter from the independent auditors required by the applicable requirements of the Public Accounting Oversight Board regarding the independent auditors communications with the Audit & Risk Committee concerning independence, and has discussed with the independent auditor the independent auditor’s independence.

In reliance on the review and discussions referred to above, the Audit & Risk Committee recommended to the Board that the consolidated financial statements audited by BPM CPA LLP for the year ended December 31, 2024 be included in its Annual Report on Form 10-K for such fiscal year.

Audit & Risk Committee of the Board

Judith S. Schrecker, Chairperson

Catharine M. de Lacy

David M. Maley

EXECUTIVE COMPENSATION AND RELATED INFORMATION

The following is biographical information about our executive officers.

Colin James Deller, Ph.D., Chief Executive Officer

See Dr. Deller’s biography included in Proposal 1.

Brent Hinds, Chief Financial Officer

Mr. Hinds was appointed as our Vice President of Finance, Controller, Treasurer, principal financial officer, and principal accounting officer on October 18, 2021. Mr. Hinds was promoted to Chief Financial Officer effective August 8, 2023. Prior to joining the Company, from July 2014 to September 2021, Mr. Hinds was employed by Enovation Controls, Inc. (“Enovation Controls”). Enovation Controls is a stand-alone subsidiary of Helios Technologies (NASDAQ: HLIO), focused on global sales, manufacturing, and application engineering operations, working directly with original equipment manufacturers. Mr. Hinds successively held the positions of Assistant Controller, Controller and Vice President of Finance. In his capacity, Mr. Hinds was responsible for overseeing accounting and finance department activities to ensure accuracy and timely dissemination of reports, including income statement, balance sheet, and cash flow. Prior to joining Enovation Controls, Mr. Hinds worked for Stinnett & Associates, LLC, a professional advisory firm for public and private companies, where he established risk-based audit programs to determine the adequacy and effectiveness internal control environments. Additionally, Mr. Hinds served as a compliance analyst at Baker Hughes Company. Mr. Hinds earned his Bachelor of Science in Accounting from Oklahoma State University and is a certified public accountant.

Executive Officers Compensation

The table below summarizes the total compensation paid to or earned by our Chief Executive Officer and Chief Financial Officer in the years ended December 31, 2024 and 2023, in accordance with Item 402(m)(2) of Regulation S-K. These officers are referred to herein as the “named executive officers” or “NEO.” The amounts represented in the “Bonus” and “Restricted Stock Awards” column reflects the stock compensation expense recorded by the Company pursuant to ASC 718, and does not necessarily equate to the income that will ultimately be realized by the named executive officers for such awards.

Summary Compensation Table

					Restricted Stock		All Other
Name and Principal		Salary	Bonus		Awards (1)		Compensation (2)	Total
Position	Year	($)	($)		($)		($)	($)
Colin J. Deller	2024	350,000	86,821	(3)	—		38,435	475,256
Chief Executive Officer	2023	350,000	138,989	(4)	—		38,320	527,309
Brent Hinds	2024	200,000	44,124	(3)	26,915	(5)	33,758	304,797
Chief Financial Officer	2023	200,000	47,780	(4)	24,000	(5)	33,637	305,417
(1)	The amounts included in this column are the aggregate dollar amounts of compensation expense recognized by us for financial statement reporting purposes in accordance with ASC 718, and includes amounts from restricted stock awards granted. For information on the valuation assumptions used in calculating these dollar amounts, see “Note 2 – Summary of Significant Accounting Policies,” and “Note 8 – Equity” in our Annual Report on Form 10-K for the year ended December 31, 2024. These amounts reflect our accounting expense for these awards and do not reflect the actual economic value that may be realized by the individuals upon vesting of such awards.
(2)	Relates to healthcare benefits and employer matching in a defined contribution retirement plan available to all employees.

(3)	Bonuses for the year ended December 31, 2024, were accrued in the fiscal year ended December 31, 2024. The bonuses for the fiscal year ended December 31, 2024, were approved by the Compensation Committee on February 20, 2025, and were paid in shares of common stock during the first quarter of 2025. Share amounts are calculated by dividing the fixed monetary accrual amount by the closing price of our stock on the day the Compensation Committee approved the bonus payout.
(4)	Bonuses for the year ended December 31, 2023, were accrued in the fiscal year ended December 31, 2023. The bonuses for the fiscal year ended December 31, 2023, were approved by the Compensation Committee on February 22, 2024, and were paid in shares of common stock during the first quarter of 2024. Share amounts are calculated by dividing the fixed monetary accrual amount by the closing price of our stock on the day the Compensation Committee approved the bonus payout.
(5)	Relates to time-based restricted stock awards from our 2021 Plan granted to Mr. Hinds in the years ended December 31, 2024 and 2023. These are expensed over the service period when the service conditions associated with the restricted stock award are satisfied in accordance with ASC 718.

Outstanding Equity Awards

The following table sets forth information concerning outstanding equity awards held by our named executive officers at December 31, 2024.

	Equity Incentive		Equity Incentive
	Plan Awards:		Plan Awards:				Equity Incentive
	Number of Securities		Number of Securities				Plan Awards:
	Underlying Unexercised		Underlying Unexercised				Number of Restricted
	Options		Unearned Options				Stock Units
	(#)		(#)		Option Exercise	Option Expiration	(#)
Name	Exercisable		Unexercisable		Price ($)	Date	Unvested
Colin J. Deller
	178,161	(1)	—		$0.94	2/14/30	—
	200,000	(1)	—		$2.25	1/28/29	—
	400,000	(1)	—		$1.16	1/28/29	—
	200,000	(2)	390,000	(2)	$3.37	2/11/31	—

Brent Hinds
	100,000	(1)	—		$1.83	10/18/31	42,895	(3)
	12,788	(1)	—		$1.44	1/6/32	—
(1)	As of December 31, 2024, these options have fully vested.
(2)	Unearned options vest upon completion of performance milestones as outlined in the option award agreement. The Compensation Committee regularly monitors performance milestones to determine option vesting eligibility.
(3)	Restricted stock units vest upon completion of time-based requirements.

Employment Contracts and Change-in-Control Arrangements

Employment Agreement with Colin James Deller

On January 28, 2019 (the “Effective Date”), the Company and Colin James Deller entered into an employment agreement pursuant to which the Company employed Dr. Deller as its President until April 1, 2019, at which time Dr. Deller became the Company’s Chief Executive Officer. Pursuant to the agreement, the Company pays Dr. Deller an annual salary of $350,000. As an inducement to accept employment with the Company, Dr. Deller was also granted an option to purchase 400,000 shares of the Company’s common stock at an exercise price of $1.16 per share and an option to purchase 200,000 shares of the Company’s common stock at an exercise price of $2.25 per share. Each option has a term of 10 years and has vested as follows: one-third of the options vested on the Effective Date; one-third of the options vested on the first anniversary of the Effective Date; and one-third of the options vested on the second anniversary of the Effective Date. Dr. Deller is also eligible to participate in such healthcare and other benefit programs made available to employees of the Company. Dr. Deller was eligible for annual bonuses with a value of up to 60% of his annual salary during the year ended December 31, 2024, which percentage was subsequently modified by the Compensation Committee on November 13, 2024, to 80% of his annual base salary, effective as of January 1, 2025.

Dr. Deller and the Compensation Committee meet annually to establish (i) performance standards and goals (“Standards and Goals”) to be met by him and (ii) bonus targets based on the Standards and Goals that are achieved. Any bonuses will be paid at the Compensation Committee’s discretion in cash and/or via equity awards made under our 2021 Plan, or any successor plan thereto, of the type of equity award as authorized by the Compensation Committee, which may include options to purchase Company’s common stock to be valued using the Black-Scholes option valuation model, and/or common stock, restricted stock, restricted stock units, performance stock or performance stock units. If Dr. Deller is terminated without cause, if he resigns for any reason, dies, or becomes disabled, he is entitled to certain severance benefits. Dr. Deller may voluntarily resign for any reason by providing us with 30 days’ prior notice. If the Company terminates Dr. Deller without cause or he is terminated within 12 months of a change in control, then Dr. Deller will be entitled to severance benefits, including 12 months of his annual salary.

Offer Letter with Brent Hinds

Brent Hinds received an offer letter from the Company, dated as of September 30, 2021 and effective as of October 18, 2021 (the “Offer Letter”), setting forth the terms of his employment and compensation arrangement, which he accepted. Pursuant to the Offer Letter, Mr. Hinds is paid an annual base salary of $200,000 in addition to equity compensation and other benefits set forth in the Offer Letter. On November 13, 2024, the Compensation Committee approved a raise to Mr. Hinds’ annual base salary from $200,000 to $220,000, effective as of January 1, 2025. Mr. Hinds is eligible for annual bonuses with a value up to 40% of his annual salary, and comprised of long- and short-term incentives awards.

Mr. Hinds is also eligible to participate in such healthcare and other benefit programs made available to employees of the Company. His employment has no specified term and is on an at-will basis.

On August 8, 2023, we promoted Mr. Hinds to Chief Financial Officer of the Company. In connection with the promotion, the Company amended the Offer Letter to provide for severance payments in certain instances (the “Amendment”). Specifically, the Amendment provides for severance payments in an amount equal to one (1) year salary plus any accrued but unpaid salary, vacation, and bonus amounts upon termination of Mr. Hinds’ employment without “Cause” or upon a “Change in Control,” as such terms are defined in the Amendment. Additionally, if Mr. Hinds’ employment is terminated for Cause, he will not be eligible for any severance payments. No other changes were made to the Offer Letter.

Change of Control Arrangements

All of the option awards and stock awards granted to the Company’s executive officers pursuant to our 2021 Plan include change-in-control arrangements whereby, in the event that a successor corporation does not assume or substitute the outstanding executive officers’ awards, any unvested award will be fully vested, including awards contingent on performance-based goals. Upon a change-in-control, these vested awards will be exercisable for a period of time determined by the administrator of the 2021 Plan, and any award that becomes fully vested as a result of a change-in-control will terminate upon expiration of such period.

Compensation Discussion

Overview

The Compensation Committee administers our executive compensation and benefit programs. The Compensation Committee is comprised exclusively of independent directors and oversees all compensation and benefit programs and actions that affect our executive officers.

Compensation Process and Role of Management

The Compensation Committee is responsible for determining and approving all compensation for our executive officers. Pursuant to its charter, the Compensation Committee reviews and approves, subject to applicable Board ratification, the salary, annual incentive compensation or bonus, long-term incentive compensation in the form of stock options, restricted stock units, or stock grants, all other employment, severance and change-in-control agreements and any other compensation applicable to executive officers. As discussed below, our Chief Executive Officer assists the Compensation Committee in its deliberations with respect to the compensation payable to our other executive officers.

At the end of or immediately following each fiscal year, our Chief Executive Officer evaluates executive officer performance for the prior fiscal year, other than his own performance, and discusses the results of such evaluations with the Compensation Committee. The Chief Executive Officer assesses each executive officer’s performance during the year based upon subjective factors concerning such officer’s individual business goals and objectives, and the contributions made by the executive officer to our overall results. The Chief Executive Officer then makes specific recommendations to the Compensation Committee for adjustments to base salary and the grant of a target bonus and/or equity award, if appropriate, as part of the compensation package for each executive officer, other than himself, for the next fiscal year.

The Compensation Committee reviews the performance of the Chief Executive Officer and determines all compensation for the Chief Executive Officer. The Chief Executive Officer is not present at the time the Compensation Committee reviews his performance and discusses his compensation.

Evaluation of Compensation Practices

In developing our director compensation program and as basis for establishing such compensation, the Compensation Committee gathers and reviews data from the National Association of Corporate Directors as well as for various publicly traded companies that the Compensation Committee believes to be similar to the Company in some respect, taking into consideration market capitalization, number of employees, amount of revenue, net cash used or generated in operations and the industries in which such companies operate. The goal is to attract qualified candidates and motivate director behavior by adequately compensating for the time, effort, and commitment required. Establishing a transparent process that includes industry standards and comparisons, while factoring in the unique circumstances of the Company, is critical. Compensation may be in the form of cash, options, restricted stock units, or stock with consideration given to the Company’s overall resources during any given period when making a determination regarding the appropriate mix of each component of director compensation. As a result of such review, starting in 2023, our non-executive director’s annual compensation has been paid in restricted stock units. Equity compensation for directors is designed to build an ownership stake in the Company while conveying incentives relative to the returns recognized by our stockholders.

Corporate Incentive Program

In order to enable us to attract, retain and reward our employees for their superior work, and to motivate such employees to achieve our specific corporate and individual objectives, the Compensation Committee provide incentives based upon or exceeding specified targets that are challenging but achievable.

At the beginning of each fiscal year, the Compensation Committee reviews and recommends to the Board the Corporate Incentive Plan (the “CIP”) and the performance target metric and internal milestones thereunder, which provides bonus awards to certain employees, including our named executive officers, subject to the review and approval by the Compensation Committee of the achieved metrics under the CIP. The annual CIP is broken into three target categories: company based goals, employee specific goals and time-based goals. Bonuses are calculated based on the Compensation Committee’s determination of target achievement and category apportionment percentages. The Compensation Committee may, from time to time, recommend changing target categories and apportionment percentages based on their annual review of the CIP.

Grants under the CIP are generally made in the form of equity, including common stock and restricted stock units.

Pay Versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, and Item 402(v) of Regulation S-K, which was adopted by the SEC in 2022, we are providing the following information regarding the relationship between “compensation actually paid” (“CAP”) to our principal executive officer (“PEO”) and non-PEO named executive officers (“NEOs”) and certain financial performance of the Company for the fiscal years listed below.

					Value of Initial
	Colin James Deller - PEO		Brent Hinds - Non-PEO NEO		Fixed $100
	Summary		Summary		Investment
	Compensation	Compensation	Compensation	Compensation	Based on Total
	Table Total for	Actually Paid	Table Total for	Actually Paid	Shareholder	Net Loss
Year	PEO(1)	to PEO(2)	PEO(1)	to PEO(3)	Return ("TSR")(4)	(thousands)(5)
2024	$475,256	$675,923	$304,797	$314,123	$4.35	$(5,299)
2023	$527,309	$475,067	$305,417	$304,354	$(19.57)	$(5,194)
2022	$471,967	$(277,180)	$277,437	$242,741	$(61.16)	$(5,758)

(1)	Represent the amounts of total compensation reported for our PEO and non-PEO NEO during each corresponding year in the “Total” column of the Summary Compensation Table above.
(2)	Represents the amount of “compensation actually paid” to our PEO, as computed in accordance with Item 402(v) of Regulation S-K, with the following adjustments:

			For Awards Granted During the Year		For Awards Granted in Prior Years
					Add: Changes in	Add: Changes in
	Summary	Subtract:	Add: Fair Value	Add: Fair Value	Fair Value (Positive	Fair Value (Positive	Subtract: Fair Value
	Compensation	Accrued Bonus	of Equity Awards	of Equity Awards	or Negative) for	or Negative) for	for Equity Awards	Compensation
	Table Total	and Equity Awards	Granted and	Granted and	Equity Awards that	Equity Awards that	that Failed to Meet	Actually Paid
Year	for PEO	for PEO	Unvested	Vested	Remain Unvested	Vested	Vesting Criteria	to PEO
2024	$475,256	$(86,821)	$—	$138,988	$128,700	$19,800	$—	$675,923
2023	$527,309	$(138,989)	$—	$86,747	$-	$—	$—	$475,067
2022	$471,967	$(86,747)	$—	$—	$(662,400)	$—	$—	$(277,180)

(3)	Represents the amount of “compensation actually paid” to our Non-PEO NEO, as computed in accordance with Item 402(v) of Regulation S-K, with the following adjustments:

			For Awards Granted During the Year		For Awards Granted in Prior Years
					Add: Changes in	Add: Changes in
	Summary	Subtract: Accrued	Add: Fair Value	Add: Fair Value	Fair Value (Positive	Fair Value (Positive	Subtract: Fair Value
	Compensation	Bonus and	of Equity Awards	of Equity Awards	or Negative) for	or Negative) for	for Equity Awards	Compensation
	Table Total	Equity Awards	Granted and	Granted and	Equity Awards that	Equity Awards that	that Failed to Meet	Actually Paid
Year	for Non-PEO	for Non-PEO	Unvested	Vested	Remain Unvested	Vested	Vesting Criteria	to Non-PEO
2024	$304,797	$(71,039)	$23,999	$50,695	$6,684	$(1,013)	$—	$314,123
2023	$305,417	$(71,780)	$24,000	$46,717	$—	$—	$—	$304,354
2022	$277,437	$(46,717)	$—	$12,021	$—	$—	$—	$242,741

(4)	TSR is cumulative for the measurement periods beginning on December 31, 2022 and ending on December 31 of each of 2024, 2023 and 2022, respectively, calculated by dividing the difference between our share price at the end and the beginning of the measurement period by our share price at the end of the measurement period. No dividends were paid in 2024, 2023 or 2022.
(5)	The dollar amounts reported represent the amount of net loss reflected in our consolidated audited financial statements for the applicable years.

The compensation actually paid to our PEO and the average amount of compensation actually paid to our non-PEO NEO during the periods presented are not directly correlated with TSR. We do utilize several performance measures to align executive compensation with our performance, but those tend not to be financial performance measures, such as

TSR. Compensation actually paid is influenced by numerous factors including, but not limited to, the timing of new grant issuances and award vesting, NEO mix, share price volatility during the fiscal year, our mix of performance metrics and other factors.

PROPOSAL 3 – APPROVE, ON AN ADVISORY BASIS, THE COMPENSATION

OF OUR NAMED EXECUTIVE OFFICERS (“SAY-ON-PAY”)

We are providing stockholders with an advisory vote on named executive officer compensation, as required by Section 14A of the Exchange Act and SEC Rule 14a-21 (the “Say-on-Pay Proposal”).

This Say-on-Pay Proposal vote is advisory, and, therefore, not binding on us, the Compensation Committee, or the Board. However, our Board values and encourages constructive dialogue on executive compensation and other important governance topics with our stockholders, to whom it is ultimately accountable. To the extent there is any significant vote against the compensation of our named executive officers, as disclosed in this proxy statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

Our executive compensation program is designed to attract, motivate, and retain the named executive officers, who are critical to our success. Please read the section titled “Executive Compensation and Related Information” and the accompanying compensation tables in this proxy statement for additional information about our executive compensation program, including information about the compensation of the named executive officers in the year ended December 31, 2024. The Compensation Committee reviews our executive compensation program annually to ensure that it achieves the desired goal of aligning our executive compensation structure with the interests of our stockholders.

We are asking our stockholders to indicate their support for the compensation of the named executive officers as described in this proxy statement. This Proposal 3 gives our stockholders the opportunity to express their views on the compensation of the named executive officers. Please note that this vote is not intended to address any specific item of compensation, but rather the overall compensation of the named executive officers and the philosophy, policies and practices described in this proxy statement.

Stockholders will be asked at the annual meeting to approve the following resolution pursuant to this Proposal 3:

RESOLVED, that the stockholders of ClearSign Technologies Corporation approve, on an advisory basis, the compensation of the Company’s “named executive officers,” as such compensation is described in the tabular disclosure regarding such compensation under the caption “Executive Compensation and Related Information” and the accompanying narrative disclosure, set forth in the proxy statement for the 2025 annual meeting of stockholders.

Marking the WHITE proxy card “For” indicates approval of the foregoing resolution; marking the WHITE proxy card “Against” indicates lack of support for the foregoing resolution and the compensation of our named executive officers. You may abstain by marking the “Abstain” box on the WHITE proxy card.

Vote Required and Recommendation

The affirmative vote of the holders of a majority of the votes cast by the stockholders entitled to vote at the Annual Meeting will be required for approval of this non-binding, advisory Proposal 3. Abstentions and broker non-votes are not votes cast and will have no effect on the outcome of this vote.

The Board unanimously recommends you vote “FOR” the approval of the foregoing resolution approving the compensation paid to our named executive officers.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows information known to us about beneficial ownership of our common stock by:

●	each of our directors;
●	each individual identified as a named executive officer in the section titled “Executive Compensation and Related Information;”
●	all of our directors and executive officers as a group; and
●	each stockholder known by us to beneficially own 5% or more of our common stock.

Beneficial ownership and percentage ownership are determined in accordance with the rules of the SEC. Under these rules, beneficial ownership generally includes any shares as to which the individual or entity has sole or shared voting power or investment power and includes any shares that an individual or entity has the right to acquire ownership of on or before July 28, 2025, which is 60 days from the Record Date, through the exercise of any option, warrant, conversion privilege or similar right. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of our common stock that could be issued upon the exercise of outstanding options, restricted stock units, and warrants that are exercisable on or before July 28, 2025 are considered to be outstanding. These shares, however, are not considered outstanding as of the Record Date when computing the percentage ownership of each other person.

To our knowledge, except as indicated in the footnotes to the following table and subject to state community property laws where applicable, all beneficial owners named in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them. Applicable percentage of ownership is based on 52,422,532 shares of our common stock outstanding as of the Record Date.

	Amount of
	Beneficial
	Ownership		Percent
Name and Address of Beneficial Owner (1)	(2)		of Class
Directors and Officers:
Colin James Deller	1,150,014	(3)	2.1%
Brent Hinds	230,628	(4)	* %
Louis J. Basenese	20,000	(5)	* %
Anthony DiGiandomenico	1,086,956	(6)	2.0%
Catharine M. de Lacy	—	(7)	-%
David M. Maley	95,991	(8)	* %
Judith S. Schrecker	17,000	(9)	* %
G. Todd Silva	—	(10)	-%
All Directors and Executive Officers as a Group (8 persons)	2,600,589		4.96%

5% Stockholders:
Otter Capital LLC	10,991,774	(11)	19.99%

* Less than one percent

(1)	Except as set forth below, the address of each executive officer and director is 8023 East 63rd Place, Suite 101, Tulsa, Oklahoma 74133.

(2)	Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act, and is generally assigned to the person holding voting power and/or investment power with respect to securities. With the exception of the securities beneficially owned by our officers and directors and their affiliates, the ownership of the shares of common stock listed above were determined using public records. These amounts are based upon information available to us as of the date of this filing.
(3)	Includes 171,853 shares of common stock, and options to purchase 978,161 shares of common stock which may be exercised on or before July 28, 2025. Excludes options to purchase 390,000 shares of common stock, none of which will vest on or before July 28, 2025.
(4)	Includes 117,840 shares of common stock, and options to purchase 112,788 shares of common stock which may be exercised on or before July 28, 2025. Excludes 53,167 shares of common stock issuable upon vesting of restricted stock units, none of which will vest on or before July 28, 2025.
(5)	Includes 20,000 shares of common stock. Excludes 10,923 shares of common stock issuable upon the vesting of restricted stock units, none of which are expected to vest on or before July 28, 2025.
(6)	Includes 544,478 shares of common stock and 542,478 shares of common stock issuable upon the exercise of certain outstanding warrants that may be exercised on or before July 28, 2025.
(7)	Excludes 186,782 shares of common stock issuable upon the vesting of restricted stock units, none of which are expected to vest on or before July 28, 2025.
(8)	Includes 95,991 shares of common stock issuable upon the vesting of restricted stock units, which are expected to vest before July 28, 2025, upon Mr. Maley’s separation from service, which will be effective following the Annual Meeting.
(9)	Includes options to purchase 17,000 shares of common stock which may be exercised on or before July 28, 2025. Excludes 385,661 shares of common stock issuable upon the vesting of restricted stock units, none of which are expected to vest on or before July 28, 2025.
(10)	Excludes 61,001 shares of common stock issuable upon the vesting of restricted stock units, none of which are expected to vest on or before July 28, 2025.
(11)	Consists of (i) 8,434,774 shares of common stock, and (ii) 2,557,000 shares of common stock issuable upon the exercise of certain redeemable warrants (the “Private Warrants”), which were assigned by the SPV (as defined above) to Otter Capital LLC on February 27, 2025, and are exercisable until June 16, 2029. The number of shares beneficially owned by Otter Capital LLC excludes (i) 4,076,315 shares of our common stock issuable upon the exercise of the Private Warrants because such Private Warrants include a beneficial ownership limitation of 19.99%, which provides that Otter Capital LLC will not have the right to exercise any portion of its Private Warrants if it, together with its affiliates, would beneficially own in excess of 19.99%, or 4.99% or 9.99% if subsequently elected by the holder in accordance and subject to the conditions of the Private Warrants, as applicable, of the number of shares of common stock outstanding immediately after giving effect to such exercise. The business address of Otter Capital LLC is PO Box 620067, Woodside, CA 94062.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except as disclosed herein, no director, executive officer, stockholder holding at least 5% of shares of our common stock, or any family member thereof, had any material interest, direct or indirect, in any transaction, or proposed transaction since January 1, 2022, in which the amount involved in the transaction exceeds the lesser of $120,000 or one percent (1%) of the average of our total assets at the year-end for the last two completed fiscal years.

Review, Approval or Ratification of Transactions with Related Persons

The Board reviews issues involving potential conflicts of interest, and reviews and approves all related party transactions, including those required to be disclosed as a “related party” transaction under applicable federal securities laws. The Board has not adopted any specific procedures for conducting reviews of potential conflicts of interest and considers each transaction in light of the specific facts and circumstances presented. However, to the extent a potential related party transaction is presented to the Board, the Company expects that the Board would become fully informed regarding the potential transaction and the interests of the related party, and would have the opportunity to deliberate outside of the presence of the related party. The Company expects that the Board would only approve a related party transaction that was in the best interests of, and fair to, the Company and our stockholders, and further would seek to ensure that any completed related party transaction was on terms no less favorable to the Company than could be obtained in a transaction with an unaffiliated third party.

Investments by clirSPV LLC

In connection with a private placement of shares of our common stock pursuant to the Stock Purchase Agreement, dated as of July 12, 2018, (the “SPV Purchase Agreement”), we granted the SPV a right to purchase certain new equity securities that we sold for the purpose of raising capital on terms and conditions no different from those offered to other purchasers (the “Participation Right”) so that it could maintain a 19.99% percentage ownership (the “Percentage Ownership“) of our outstanding common stock. The Participation Right expired on December 31, 2024. Further, in conjunction with this investment made by the SPV, we entered into a Voting Agreement with the SPV pursuant to which Robert T. Hoffman, Sr. was originally appointed to the Board as the director designee of the SPV in connection with the Voting Agreement. Following Mr. Hoffman’s resignation from the Board on June 16, 2024, Mr. Silva was appointed to the Board as the SPV’s director designee on August 1, 2024.

The purpose of the Participation Right was to allow the SPV to keep its Percentage Ownership. The Participation Right could not be exercised to the extent it would cause the SPV to own 20% or more of our then outstanding shares of common stock or hold shares with 20% or more of our voting power. Additionally, because certain elements of the Participation Right, such as the notice provisions and closing period, were not compatible with raising capital in a public offering, on May 26, 2022 (the “Waiver Date”), the SPV agreed to waive the notice requirements and other related closing mechanics for such Participation Right (the “Waiver”). In exchange for such Waiver, we and the SPV agreed that, following the Waiver Date, the SPV may purchase from us, at the price sold to the investors in an offering, unregistered shares of our common stock in a number that will allow it to maintain the Percentage Ownership our outstanding common stock, provided that the SPV notifies us that it will exercise such right within 30 days following the final closing of such offering (the “Offering Response Date”) and the completion of such purchase must occur within six (6) business days of the Offering Response Date.

Following the completion of an underwritten offering in June 2022, on July 8, 2022, the SPV exercised its Participation Right and purchased 1,591,594 shares of common stock at $1.11 per share.

In addition, the SPV agreed that effective upon the Investor Holder Consent (as defined below), the Participation Right, subject to the Waiver and modification contained therein, would be extended from December 31, 2023 to such date that the holders of two-thirds of the outstanding units of the SPV agree (the “Investor Holder Consent”) to extend such holder’s existing agreement that he/she/it will have no right to force a redemption of his/her/its interests in the SPV (the “Redemption Right”); provided, however, that the SPV provided written notice to us of the Investor Holder Consent prior to December 31, 2023 and the Participation Right would in no event extend beyond June 30, 2027. On December 30, 2023, we received notice from the SPV that the holders of at least two-thirds of the outstanding units of the SPV agreed to extend the waiver of the Redemption Right until December 31, 2024.  Accordingly, the Participation Right expired on December 31, 2024.

In June 2024, following the completion of our underwritten offering and concurrent private placement in April 2024 and the SPV’s notice to exercise its Participation Right in connection with such equity offerings, we entered into a Securities Purchase Agreement with the SPV whereby we issued an aggregate of (i) 3,907,000 shares of common stock at $0.91 per share, (ii) pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to 786,000 shares of common stock, and (iii) Private Warrants (as defined above) to purchase up to 7,039,500 shares of common stock. Subsequently, on June 26, 2024, the SPV and we entered into an Amendment to the Securities Purchase Agremenet (the “Amendment”) to provide for a revised allocation of the SPV’s subscription between shares of common stock and Pre-Funded Warrants in lieu thereof. Pursuant to the Amendment, the SPV subscribed for: (i) 3,350,000 shares of common stock at $0.91 per share, (ii) Pre-Funded Warrants to purchase up to 1,343,000 shares of common stock and (iii) Private

Warrants to purchase up to 7,039,500 shares of common stock, for aggregate gross proceeds of approximately $4.3 million.

Effective as of February 19, 2025, the SPV Purchase Agreement was terminated as a result of the SPV’s beneficial ownership percentage declining to less than 10% of our issued and outstanding shares of common stock, as reported on a SPV filing with the SEC dated February 19, 2025. As a result of the termination of the SPV Purchase Agreement, the related Voting Agreement entered into with the SPV, pursuant to which the SPV had a right to nominate one director to our Board at each of our annual meeting of stockholders, or any other meeting of stockholders at which members of our Board were to be elected, was also terminated, effective immediately.

DiGiandomenico Cooperation Agreement

On May 22, 2025 (the “DiGiandomenico Effective Date”) the Company entered into a Cooperation Agreement the “DiGiandomenico Cooperation Agreement”) with Anthony DiGiandomenico (collectively with his Affiliates and Associates, each as defined in the DiGiandomenico Cooperation Agreement, the “DiGiandomenico Parties”).

Pursuant to the DiGiandomenico Cooperation Agreement, the DiGiandomenico Parties, among other things, (a) acknowledged the irrevocable withdrawal of a letter they previously delivered to the Company purporting to notify the Company of intent to nominate a director for election to the Board at the Annual Meeting, and (b) agreed to irrevocably withdraw all outstanding materials and purported notices submitted to the Company, and cease all solicitation efforts and other activities, in connection with or related thereto.

Pursuant to the DiGiandomenico Cooperation Agreement, the Company has agreed to take all necessary actions to increase the size of the Board from five to seven directors, appoint Messrs. DiGiandomenico and Basenese (together, the “New Directors”) to the Board, and nominate each New Director as a candidate for election to the Board at the Annual Meeting.

From the DiGiandomenico Effective Date until the earlier of (x) the date immediately following the conclusion of the Company’s 2026 annual meeting of stockholders and (y) the occurrence of a Change of Control transaction (as defined in the DiGiandomenico Cooperation Agreement) (such term length of the DiGiandomenico Cooperation Agreement, the “DiGiandomenico Term”), the DiGiandomenico Parties have agreed to vote all Voting Securities (as defined in the DiGiandomenico Cooperation Agreement) beneficially owned by them at all meetings of the Company’s stockholders, or to execute a consent with respect to such Voting Securities, in accordance with the Board’s recommendations on all proposals submitted to stockholders, except that the DiGiandomenico Parties may vote in their discretion on any proposal of the Company in respect of any Extraordinary Transaction (as defined in the DiGiandomenico Cooperation Agreement). The DiGiandomenico Parties have also agreed to certain customary standstill provisions during the DiGiandomenico Term, prohibiting them from, among other things, (i) soliciting proxies, (ii) communicating with stockholders of the Company pursuant to Rule 14a-1(l)(2)(iv) under the Exchange Act, (iii) taking public actions to change or influence the Board, management or the direction of certain Company matters, and (iv) acquiring an aggregate beneficial ownership of more than 3.5% of the outstanding shares of the Company’s common stock or Voting Securities.

The Company and the DiGiandomenico Parties have agreed that, during the DiGiandomenico Term, they will not disparage each other and that they will not threaten, initiate, encourage or pursue, alone or in concert with others, or knowingly assist any other person to threaten, initiate, encourage or pursue, any lawsuit, claim, or proceeding with respect to any claims against the Company or a DiGiandomenico Party, as applicable, except for any legal proceeding initiated solely to remedy a breach of or to enforce the DiGiandomenico Cooperation Agreement. The DiGiandomenico Parties have also granted the Company a general release from any claims arising on or prior to the date of the DiGiandomenico Cooperation Agreement, subject to limited exceptions.

The Company has agreed to pay, immediately following full payment of all fees and expenses incurred by the Special Committee to its advisors, an amount not to exceed in the aggregate $20,000 to Mr. DiGiandomenico in exchange for the general release and as reimbursement for reasonable, well-documented out-of-pocket fees and expenses incurred by Mr. DiGiandomenico, in connection with the negotiation, execution and effectuation of the DiGiandomenico Cooperation Agreement and the transactions contemplated by the DiGiandomenico Cooperation Agreement.

We have filed the full text of the DiGiandomenico Cooperation Agreement as Exhibit 10.2 to our Current Report on Form 8-K dated May 27, 2025 (the “Form 8-K”). Please refer to the Form 8-K, including Exhibit 10.2 thereto, for additional detail on the terms of the DiGiandomenico Cooperation Agreement.

Our entry into the DiGiandomenico Cooperation Agreement does not resolve or otherwise affect the purported nominations made by Mr. Feinglas in any way. As a result of the DiGiandomenico Cooperation Agreement having no effect on the Purported Feinglas Notice, and despite the Board’s determination that the Purported Feinglas Notice is invalid, you might receive solicitation materials from Mr. Feinglas, including proxy statements and proxy cards. As the Purported Feinglas Notice will not be recognized as valid under Delaware law, unless otherwise so determined by a court, the Company will not include the names of the Purported Feinglas Nominees on a “universal proxy card” and the WHITE proxy card accompanying the proxy statement does not include the names of the Purported Feinglas Nominees. Please see “Recent Developments” for additional information.

Clarkson Cooperation Agreement

On May 22, 2025 (the “Clarkson Effective Date”) the Company entered into a Cooperation Agreement (the “Clarkson Cooperation Agreement”) with Richard D. Clarkson (collectively with his Affiliates and Associates, each as defined in the Clarkson Cooperation Agreement, the “Clarkson Parties”).

Pursuant to the Clarkson Cooperation Agreement, the Clarkson Parties, among other things, (a) acknowledged the irrevocable withdrawal of letters they previously delivered to the Company purporting to notify the Company of intent to nominate a director for election to the Board at the Annual Meeting, and (b) agreed to irrevocably withdraw all outstanding materials and purported notices submitted to the Company, and cease all solicitation efforts and other activities, in connection with or related thereto.

Pursuant to the Clarkson Cooperation Agreement, the Company has agreed to take all necessary actions to increase the size of the Board from five to seven directors, appoint the New Directors the Board, and nominate each New Director as a candidate for election to the Board at the Annual Meeting.

From the Clarkson Effective Date until the earlier of (x) the date immediately following the conclusion of the Company’s 2026 annual meeting of stockholders and (y) the occurrence of a Change of Control transaction (as defined in the Clarkson Cooperation Agreement) (such term length of the Clarkson Cooperation Agreement, the “Clarkson Term”), the Clarkson Parties have agreed to vote all Voting Securities (as defined in the Clarkson Cooperation Agreement) beneficially owned by them at all meetings of the Company’s stockholders, or to execute a consent with respect to such Voting Securities, in accordance with the Board’s recommendations on all proposals submitted to stockholders, except that the Clarkson Parties may vote in their discretion on any proposal of the Company in respect of any Extraordinary Transaction (as defined in the Clarkson Cooperation Agreement). The Clarkson Parties have also agreed to certain customary standstill provisions during the Clarkson Term, prohibiting them from, among other things, (i) soliciting proxies, (ii) communicating with stockholders of the Company pursuant to Rule 14a-1(l)(2)(iv) under the Exchange Act, (iii) taking public actions to change or influence the Board, management or the direction of certain Company matters, and (iv) acquiring an aggregate beneficial ownership of more than 3.5% of the outstanding shares of the Company’s common stock or Voting Securities.

The Company and the Clarkson Parties have agreed that, during the Clarkson Term, they will not disparage each other and that they will not threaten, initiate, encourage or pursue, alone or in concert with others, or knowingly assist any other person to threaten, initiate, encourage or pursue, any lawsuit, claim, or proceeding with respect to any claims against the Company or a Clarkson Party, as applicable, except for any legal proceeding initiated solely to remedy a breach of or to enforce the Clarkson Cooperation Agreement. The Clarkson Parties have also granted the Company a general release from any claims arising on or prior to the date of the Clarkson Cooperation Agreement, subject to limited exceptions.

The Company has agreed to pay, immediately following full payment of all fees and expenses incurred by the Special Committee to its advisors, an amount not to exceed in the aggregate $2,000 to Mr. Clarkson in exchange for the general release and as reimbursement for reasonable, well-documented out-of-pocket fees and expenses incurred by Mr.

Clarkson, in connection with the negotiation, execution and effectuation of the Clarkson Cooperation Agreement and the transactions contemplated by the Clarkson Cooperation Agreement.

We have filed the full text of the Clarkson Cooperation Agreement as Exhibit 10.1 to the Form 8-K (as defined above). Please refer to the Form 8-K, including Exhibit 10.1 thereto, for additional detail on the terms of the Clarkson Cooperation Agreement.

Our entry into the Clarkson Cooperation Agreement does not resolve or otherwise affect the purported nominations made by Mr. Feinglas in any way. As a result of the Clarkson Cooperation Agreement having no effect on the Purported Feinglas Notice, and despite the Board’s determination that the Purported Feinglas Notice is invalid, you might receive solicitation materials from Mr. Feinglas, including proxy statements and proxy cards. As the Purported Feinglas Notice will not be recognized as valid under Delaware law, unless otherwise so determined by a court, the Company will not include the names of the Purported Feinglas Nominees on a “universal proxy card” and the WHITE proxy card accompanying the proxy statement does not include the names of the Purported Feinglas Nominees. Please see “Recent Developments” for additional information.

Independence of Directors

In determining the independence of our directors, we apply the definition of “independent director” provided under the Nasdaq listing rules. On an annual basis, the Board reviews the independence of all directors under guidelines established by Nasdaq and in light of each director’s background, employment and affiliations with the Company and members of management, as well as significant holdings of our securities. This review considers all known relevant facts and circumstances in making an independence determination. The Board concluded its annual review of director independence in March 2025. A review of idependence was conducted by the Board with respect to Messrs. DiGiandomenico and Basense in May 2025 in connection with their appointment to the Board. After considering all relevant facts and circumstances, the Board affirmatively determined that all of the directors serving on the Board, including those nominated for election at the Annual Meeting, are independent within the meaning of Nasdaq Listing Rule 5605(a)(2) and Rule 10A-3(b) promulgated under the Exchange Act, with the exception of Colin James Deller and Anthony DiGiandomenico.

REQUIREMENTS FOR ADVANCE NOTIFICATION OF NOMINATIONS

AND STOCKHOLDER PROPOSALS

Stockholder proposals submitted to us pursuant to Rule 14a-8 promulgated under the Exchange Act for inclusion in our proxy statement and form of proxy for our 2026 Annual Meeting of stockholders must be received by us no later than , 2026, which is 120 calendar days before the one-year anniversary of the date on which the Company first mailed this proxy statement, and must comply with the requirements of the proxy rules promulgated by the SEC. Stockholder proposals are reviewed by the Corporate Secretary for compliance with the requirements for such proposals, which are set forth in Regulation 14a-8 of the Exchange Act. Stockholder proposals that meet these requirements will be summarized by the Corporate Secretary and circulated to the Board. Stockholder proposals should be addressed to our Corporate Secretary at 8023 East 63rd Place, Suite 101, Tulsa, Oklahoma 74133.

In addition, our Bylaws provide notice procedures for stockholders to nominate a person as a director and to propose business to be considered by stockholders at an annual meeting of stockholders. Notice of a nomination or other proposal of business must be in proper written form and delivered to the Corporate Secretary of the Company by email at jim.deller@clearsign.com or in writing, c/o Corporate Secretary, ClearSign Technologies Corporation, 8023 East 63rd Place Suite 101 Tulsa, Oklahoma 74133, no later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, before the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, to be timely notice by the stockholder must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of (i) the 90th day prior to such annual meeting or (ii) the 10th day following the day on which public announcement of the date of the annual meeting is first made by us. Accordingly, for our 2026 annual meeting of stockholders, notice of a nomination or proposal must be delivered to us no earlier than the close of business on , 2026 and no later than the close of business on , 2026. In addition to satisfying the deadlines in the advance notice provisions of our Bylaws, a stockholder who intends to solicit proxies in support of nominees submitted under these advance notice provisions must comply with the requirements of Rule 14a-19(b). The requirements under Rule 14a-19 are in addition to the applicable advance notice requirements under the Bylaws as described in this section and shall not extend any deadline set forth under the Bylaws. Recommendations from stockholders that are received after the above deadlines and/or not in proper written form will not be considered for inclusion for the 2026 annual meeting of stockholders.

OTHER MATTERS

The Board does not intend to bring any other matters before the Annual Meeting and has no reason to believe any other matters will be presented. If other matters properly come before the Annual Meeting, however, it is the intention of the persons named as proxy agents in the enclosed WHITE proxy card to vote on such matters as recommended by the Board, or if no recommendation is given, in their own discretion.

A copy of our Annual Report on Form 10-K for the year ended December 31, 2024, which includes certain financial information about us, is enclosed together with this proxy statement. Copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 as filed with the SEC (exclusive of exhibits and documents incorporated by reference), may also be obtained for free by directing written requests to: our Corporate Secretary, ClearSign Technologies Corporation, 8023 East 63rd Place Suite 101 Tulsa, Oklahoma 74133. Copies of exhibits and basic documents filed with the Annual Report on Form 10-K or referenced therein will be furnished to stockholders upon written request and payment of a nominal fee in connection with the furnishing of such documents. You may also obtain the Annual Report on Form 10-K over the Internet at the SEC’s website, www.sec.gov, or on our website, www.clearsign.com, under the heading “Investors-Investor Information-SEC Filings”.

If you and other residents at your mailing address own shares in street name, your broker or bank may have sent you a notice that your household will receive only one copy of proxy materials for each company in which you hold shares through that broker or bank. This practice of sending only one copy of proxy materials is known as householding. If you did not respond that you did not want to participate in householding, you were deemed to have consented to the process. If the foregoing procedures apply to you, your broker has sent one copy of our proxy statement to your address. If you want to receive separate copies of the proxy materials in the future, or you are receiving multiple copies and would like to receive only one copy per household, you should contact your stockbroker, bank or other nominee record holder, or you may contact us at the address or telephone number below. In any event, if you did not receive an individual copy of our proxy materials, we will send a copy to you if you address your written request to, or call, Brent Hinds, Chief Financial Officer, 8023 East 63rd Place Suite 101 Tulsa, Oklahoma 74133, telephone number (918) 935-4898.

PRELIMINARY PROXY CARD — SUBJECT TO COMPLETION DATED MAY 29, 2025

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date SCAN TO VIEW MATERIALS & VOTE To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0 0 0 0000680055_1 R1.0.0.2 For Withhold For All All All Except The Board of Directors recommends you vote FOR the following: 1. Election of Directors. Nominees 01) Judith S. Schrecker 02) Catharine M. De Lacy 03) G. Todd Silva 04) Colin James Deller 05) Anthony DiGiandomenico 06) Louis J. Basenese CLEARSIGN TECHNOLOGIES CORP 8023 E. 63RD PL. SUITE 101 TULSA, OK 74133 VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on July 24, 2025. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/CLIR2025 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on July 24, 2025. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR proposals 2 and 3. For Against Abstain 2. Approve, on an advisory basis, the appointment of BPM CPA LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2025. 3. Approve, on an advisory basis, the compensation paid to the Company's named executive officers. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

0000680055_2 R1.0.0.2 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement and Form 10-K are available at www.proxyvote.com CLEARSIGN TECHNOLOGIES CORP Annual Meeting of Stockholders July 25, 2025 1:00 PM Central Daylight Time This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Colin James Deller and Brent Hinds, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of CLEARSIGN TECHNOLOGIES CORP that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 1:00 PM Central Daylight Time on July 25, 2025, at www.virtualshareholdermeeting.com/CLIR2025, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Continued and to be signed on reverse side